IDS Life Series Fund, Inc.

2003 Annual Report

Offers seven portfolios with separate goals and objectives to provide investment flexibility for Variable Life Insurance Policies.

References to "Fund" throughout the remainder of this annual report refer to Equity Portfolio, Equity Income Portfolio, Government Securities
Portfolio, Income Portfolio, International Equity Portfolio, Managed Portfolio and Money Market Portfolio, singularly or collectively as the context requires.

Managed by: IDS Life Insurance Company

(logo)
AMERICAN
 EXPRESS
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Table of Contents

2003 ANNUAL REPORT

The purpose of this annual report is to tell investors how the Funds performed.

Equity Portfolio
Portfolio Manager Q & A                             4
The 10 Largest Holdings                             5
The Fund's Long-term Performance                    5

Equity Income Portfolio
Portfolio Manager Q & A                             6
The 10 Largest Holdings                             7
The Fund's Long-term Performance                    7

Government Securities Portfolio
Portfolio Manager Q & A                             8
The Fund's Long-term Performance                    9

Income Portfolio
Portfolio Manager Q & A                            10
The 10 Largest Holdings                            11
The Fund's Long-term Performance                   11

International Equity Portfolio
Portfolio Manager Q & A                            12
The 10 Largest Holdings                            13
The Fund's Long-term Performance                   13

Managed Portfolio
Portfolio Manager Q & A                            14
The 10 Largest Holdings                            15
The Fund's Long-term Performance                   15

Money Market Portfolio
Portfolio Manager Q & A                            16

IDS Life Series Fund, Inc.
Board Members and Officers                         17
Independent Auditors' Report                       18
Financial Statements                               19
Notes to Financial Statements                      25
Investments in Securities                          35

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3   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT
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Portfolio Manager Q & A

Equity Portfolio

Q:   How did the Fund perform for the one-year period ended April 30, 2003?

A: IDS Life Series Equity Portfolio declined 23.02% for the 12 months ended April 30, 2003. The Russell MidCap(R) Growth Index fell 16.67% for the period. During that same time, its benchmark indices, the S&P 500 Index and the S&P MidCap 400 Index, fell 13.31% and 17.51% respectively. Most of the portfolio's underperformance occurred as a result of poor stock selection and positioning during the first half of the fiscal year.

Q:   What factors significantly impacted performance?

A: With the U.S. economy continuing to struggle, stocks endured another difficult period over the past 12 months. Investors were unimpressed with prospects for improved corporate profits. From the beginning of the Fund's fiscal year in May 2002 through November, equity markets found themselves in a steady slide. This was the period when the Fund experienced a significant falloff in performance compared to its benchmark indices. Early in the period, the Fund was very aggressively positioned in the equity market at a time when this part of the market was under severe pressure. During that span, the Fund lost considerable ground and provided unacceptably disappointing results. After a new management group was put in place in June 2002, changes were made to make the Fund less risk-averse, though still growth oriented, to help offset some of its volatility.

     Mid-cap stocks, the focus of our portfolio, began the year holding up better than most of the rest of the market, but could not overcome the ongoing problems facing investors. Technology and telecommunications stocks, which have lagged in the bear market since the beginning of 2000, continued to suffer. A number of other sectors where we had positioned increasing assets, including basic materials and health care stocks, also generally struggled during the period. After bottoming in September, markets began to turn a corner and moved higher in October and November. Growth stocks, namely in the technology sector, showed renewed signs of strength, and that triggered a solid rally. However, the markets could not sustain the momentum, and another slide began in December. Signs of a tempering of consumer spending seemed to be a concern to investors, and the lead-up to and eventual start of the war in Iraq added further uncertainty that sent stock prices lower again. But a quick resolution to the war seemed to provide a level of encouragement to investors that better days were ahead for the economy, and stocks closed the period with a solid return in April 2003.

Q:   What changes did you make to the portfolio?

A: With the management change last June, we began a more rigorous process of reviewing and identifying stocks that are deemed to be a fit for our portfolio. This included an increasing focus on identifying individual stocks of companies with a strong financial underpinning, rather than investments based on the outlook for specific sectors of the market. In general, our focus has been on creating a more broadly-diversified portfolio. This actually involved a two-step process of reducing the number of stocks held in the Fund while at the same time expanding the Fund in terms of sector diversification. As a rule, sector selection is secondary to individual stock picking in our long-term strategy, but we did take advantage of what we viewed as positive opportunities in the attractively-priced technology sector when those stocks hit new lows in the summer of 2002. We also focused on other stocks that would likely be positioned to benefit from an improved economic environment. This included companies in the health care and basic materials areas, however, these areas struggled. Many of these stocks had reached very low price levels and provided us with solid opportunities. At the same time, we reduced our position in financial stocks after they enjoyed a price run-up. In early 2003, we cut back the Fund's position in technology stocks, a move that proved beneficial as the market struggled during that period. This was part of our disciplined investment process that combines fundamental, quantitative and technical stock analysis to help us identify issues that we think are positioned to benefit from coming trends in the equity markets.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: The bear market that began in early 2000 has shown signs of finally coming to an end, though the stock market has thus far failed to sustain a rally for more than a couple of months before reversing course. There are reasons for increased optimism in the months ahead. First is the fact that the war with Iraq was settled quickly, eliminating a major unknown that had taken a toll on investor confidence. In addition, the U.S. economy, while not growing rapidly, continues to move in a positive direction, without triggering any serious inflation threat. While we don't anticipate a dramatic economic recovery in the months ahead, it seems likely that the environment for investors should show signs of improvement. The market's solid bounce in April 2003 could be a sign of better things to come. We are encouraged in particular with the potential for growth stocks. This sector has generally trailed the market as a whole for most of the bear market cycle, and many growth stocks appear to be very attractively priced. This should result in more upside potential for this part of the market. If that's the case, the Fund is likely to benefit from the trend, as growth stocks are our primary focus. We will continue to stick to our disciplined investment process, seeking to identify and invest in companies that are well positioned to benefit from the likely direction of the markets and economy. We are confident that our approach will work to the Fund's benefit as signs of economic improvement become more apparent.

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4   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT
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The 10 Largest Holdings

Equity Portfolio

                                          Percent               Value
                                      (of net assets)  (as of April 30, 2003)
Adobe Systems                               2.5%           $13,837,824
Univision Communications Cl A               2.0             10,934,108
Forest Laboratories                         2.0             10,737,079
Maxim Integrated Products                   1.8              9,963,944
Adaptec                                     1.8              9,902,268
Monster Worldwide                           1.7              9,188,283
American Eagle Outfitters                   1.7              9,026,500
CDW Computer Centers                        1.6              8,958,664
Gilead Sciences                             1.6              8,858,880
DRS Technologies                            1.6              8,820,349

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 18.3% of net assets

The Fund's Long-term Performance

Equity Portfolio

(line chart)

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                               IN EQUITY PORTFOLIO

$50,000

$40,000                           (dashed line)
                                  (dotted line)
$30,000                         (long dashed line)
                                  (solid line)
$20,000

$10,000

         '93   '94  '95   '96  '97   '98  '99   '00   '01   '02    '03

(solid line)
Equity Portfolio
$17,748

(dotted line)
S&P 500 Index
$25,145

(dashed line)
S&P MidCap 400 Index
$31,541

(long dashed line)
Russell MidCap Growth Index
$21,766

   Average Annual Total Returns
       as of April 30, 2003
1 year                    -23.02%
5 years                    -9.22%
10 years                   +5.90%

This chart illustrates the total value of an assumed $10,000 investment in Equity Portfolio as compared to three widely cited performance indexes, the Russell MidCap(R) Growth Index, the Standard & Poor's 500 Composite Price Index (S&P 500 Index) and the Standard & Poor's MidCap 400 Index (S&P MidCap 400 Index).

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

Recently, the Fund's investment manager recommended to the Fund that the Fund change its primary comparative index from the S&P 500 Index to the Russell MidCap Growth Index. The investment manager made this recommendation because the new index more closely represents Fund's holdings. We will include both indexes in this transition year. In the future, however, only the Russell MidCap Growth Index will be included.

S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

S&P MidCap 400 Index, an unmanaged market-weighted index, consists of 400 domestic stocks chosen for market size, liquidity and industry group representation. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

The Russell MidCap Growth Index, an unmanaged index, measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000(R) Growth Index. The new index most closely approximates the Fund's investments.

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5   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT
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Portfolio Manager Q & A

Equity Income Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30, 2003?

A: IDS Life Series Equity Income Portfolio fell 19.06% for the 12 months ended April 30, 2003. This was a greater decline than the S&P 500 Index and the Russell 1000 Value Index, which respectively dropped 13.31% and 13.01% for the period. The Lipper Equity Income Funds Index, representing the Portfolio's peer group, declined 14.07%.

Q:   What factors significantly impacted performance?

A: The period under review includes the darkest days of the bear market and the major accounting and governance issues. Accounting and governance issues first surfaced with Enron in 2001 but continued with WorldCom and Tyco International in 2002. Although we erred, for example in owning Qwest, the larger mistake was in failing to recognize the taint extended to other struggling companies. Our basic long-term strategy of holding out-of-favor companies performed poorly in mid-2002 as investors' extreme risk aversion caused weak business performance to meet with even weaker stock performance. Investors sought perceived safe havens in the consumer nondurables and regional banks and abandoned companies with business shortfalls. The last two calendar quarters of the period under review suggest that the primary governance and accounting issues have been identified.

     Performance has improved in the combined period of the fourth calendar quarter in 2002 through the first calendar quarter in 2003 and accelerated since the end of the first quarter. We benefited in particular from our emphasis on stocks of companies that typically enjoy better financial performance in an improving economy. Basic materials and capital goods stocks were among the biggest winners. Unfortunately, the environment changed again in December. Stocks again began to lose ground, and value stocks in particular found themselves out of favor throughout the first three months of 2003. Our emphasis on financial sectors had a negative impact on returns, as many stocks in this sector were particularly hard hit. The market improved slightly in March and more dramatically in April, helping us close out the 12-month period on an improved note. In general, large-cap stocks performed better than mid- and small-cap stocks during the period, though we continued to own a mix of stocks in all three market capitalization categories.

Q:   What changes did you make to the portfolio?

A: During the third calendar quarter in 2002, a value team was formed with the addition of Laton Spahr and Steven Schroll to the investment management effort. They began making recommendations late in third quarter 2002. Our focus early in the period, when the U.S. economy was beginning to bounce back from the recession of 2001, was to add stocks of companies that tend to benefit from an economic recovery. This strategy benefited us in the months when the markets moved in a positive direction, but in general, continued disappointment over the rate of economic growth dampened the returns of many of these stocks. We maintained an underweight position in utilities stocks for much of the period. That hurt the Fund in late 2002, but proved beneficial in early 2003 when those stocks suffered notable declines. We also began to reduce our position in energy stocks and Real Estate Investment Trusts. Both sectors performed reasonably well through the bear market cycle, but we feel they may have realized much of their short-term potential. As the Fund's fiscal year came to a close, we felt that the quick resolution of the Iraq conflict created solid, short-term opportunities for the Fund. In particular, we put increasing emphasis on stocks of consumer cyclical and financial services companies. We believe that even modest economic improvement will work to the advantage of these companies, and help us generate solid returns.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: We begin the period with new reasons for optimism. In particular, the successful military action in Iraq has eliminated one of the uncertainties that haunted the market over much of the past year. That could prove to be a trigger for increased spending by both consumers and businesses. If this happens, stocks could be in store for a nice bounce as investor confidence in the strength of the U.S. economy improves.

     We anticipate that large-cap stocks will likely benefit more from the initial improvement in the equity market, but in the months to come, mid-cap and small-cap issues will join in. As the new fiscal year begins, the Fund is focused on stocks that should benefit from a better economy. If, as we anticipate, the market recovery holds firm, we may start to broaden our focus, possibly including a return to energy stocks, which we believe offer solid, long-term potential. While the markets are likely to remain volatile in the months ahead as investors react to day-to-day events, we are optimistic that we will see clear signs of an end to the long-lasting bear market.

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6   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT
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The 10 Largest Holdings

Equity Income Portfolio

                                          Percent             Value
                                      (of net assets)  (as of April 30, 2003)
 Citigroup                                   3.5%              $254,025
 Lehman Brothers Holdings                    3.1                225,370
 Caterpillar                                 3.0                215,818
 PacifiCare Health Systems                   2.7                198,236
 Dow Chemical                                2.4                173,156
 Burlington Northern Santa Fe                2.3                166,369
 Travelers Property Casualty Cl A            2.3                164,604
 Ingersoll-Rand Cl A                         2.2                156,528
 XL Capital Cl A                             2.2                155,711
 Intl Paper                                  2.0                143,143

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 25.7% of net assets

The Fund's Long-term Performance

Equity Income Portfolio

(line chart)

                   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                           IN EQUITY INCOME PORTFOLIO
$12,000
                                (solid line)
$10,000                        (dashed line)
                             (long dashed line)
 $8,000                        (dotted line)

 $6,000

 $4,000

 $2,000
         7/1/99    4/00          4/01           4/02                   4/03

(solid line)
Equity Income Portfolio
$8,353

(dotted line)
S&P 500 Index
$7,043

(dashed line)
Russell 1000(R) Value Index
$8,403

(long dashed line)
Lipper Equity Income Funds Index
$8,316

   Average Annual Total Returns
      as of April 30, 2003
1 year                     -19.06%
Since inception             -4.54%*

* Inception date was June 17, 1999.

This chart illustrates the total value of an assumed $10,000 investment in Equity Income Portfolio as compared to three widely cited performance indexes, the S&P 500 Index, the Russell 1000 Value Index and the Lipper Equity Income Funds Index.

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

Russell 1000 Value Index, an unmanaged index, measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

The Lipper Equity Income Funds Index, published by Lipper Inc., includes the 30 largest funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

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7   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT
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Portfolio Manager Q & A

Government Securities Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30, 2003?

A: IDS Life Series Government Securities Portfolio rose 9.10% for the 12 months ended April 30, 2003. The Fund underperformed its benchmark, the Merrill Lynch U.S. Government Index, which climbed 11.09% for the period.

Q:   What factors significantly impacted performance?

A: A surprisingly weak U.S. economy created a positive environment for bonds throughout the year. Interest rates continued a trend dating back to 2000, moving lower or remaining relatively stable for much of the period. That helped boost bond values, allowing the Fund to enjoy another year of solid returns even though the Fund underperformed its benchmark. From the beginning of the 12-month period in May through the end of 2002, interest rates moved lower on debt securities of virtually all maturities. For instance, we began the year with 10-year Treasury bonds yielding 5.09%. By the end of December, the yield on those securities had dropped to 3.82%. During this time, U.S. Treasury bonds provided strong returns. For the final four months of the fiscal year, rates generally stabilized as investors dealt with a mixed bag of news and events, ranging from the war with Iraq to conflicting signals about the strength of the U.S. economy. While there was some movement up-and-down, in the end, there was little change in rates from the start of 2003 to the end of April. With rates more stable, mortgage-backed securities enjoyed their best performance during the closing months of the Fund's fiscal year. In contrast to the previous year, when the Federal Reserve (the Fed) cut interest rates numerous times in an effort to spur economic growth, there was only one rate cut by the Fed in the past 12 months. That was a .50% cut in short-term rates in November, at a time when there seemed to be a risk that the economy might slip back into a recession. While a recession has been avoided, economic growth remained quite anemic for the period, and as a result, investors continued to pour money into the bond market.

Q:   What changes did you make to the portfolio?

A: Early in the fiscal year, when it appeared that the economy was growing only at modest levels, we put increasing emphasis on U.S. Treasury securities, anticipating that rates on those issues would continue to decline as they have for the most part since 2000. That proved to be an effective strategy given the downward trend in interest rates. Later in 2002, we shifted more emphasis to mortgage-backed and asset-backed securities, which offered a notable yield advantage, compared to Treasury debt. For much of the rest of the fiscal year, we maintained that position. This worked to the Fund's benefit. As the interest rate market stabilizes, mortgage refinancing activity becomes more predictable. That makes it easier for us to generate positive returns from our mortgage-backed holdings. With that kind of environment prevailing in the closing months of the fiscal year, we benefited from a heavier-than-average position in mortgage-backed securities. As the 12-month period came to a close, we captured some gains by selling a portion of our mortgage-backed position, putting increasing emphasis on asset-backed securities, which offered very attractive yields, particularly in relation to U.S. Treasury securities.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: Bond investors have enjoyed one of the best three-year periods in several decades, given that interest rates have reached exceptionally low levels (close to a 1% yield on 3-month U.S. Treasury securities). At the same time, given that expectations for economic growth remain modest and that there is little threat of serious escalation of inflation on the horizon, we believe that interest rates will not rise much in the coming months. However, the general trend for interest rates is likely to be higher.

     In light of our forecast, we have shifted our approach from one of seeking to capture capital appreciation potential in a declining interest rate environment to one of trying to generate the best possible yield while preserving investment capital, expecting interest rates to rise. The bulk of our return in the next year is likely to come from the dividend yield we generate from the securities we hold. We are maintaining a slightly cautious position in terms of the Fund's interest rate sensitivity. Still, we continue to seek the best opportunities to maximize return in what is likely to be a more challenging environment than the one we've experienced over the last three years.

Note to shareholders: In February 2003, the team led by Tom Murphy, CFA, began managing the IDS Life Government Securities Portfolio.

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8   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

The Fund's Long-term Performance

Government Securities Portfolio

(line chart)

                   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                       IN GOVERNMENT SECURITIES PORTFOLIO

$20,000                        (dotted line)
$15,000                        (solid line)
$10,000
$5,000

         '93   '94  '95   '96  '97   '98  '99   '00   '01   '02    '03

(solid line)
Government Securities Portfolio
$18,391

(dotted line)
Merrill Lynch U.S. Government Index
$19,944

     Average Annual Total Returns
        as of April 30, 2003
1 year                      +9.10%
5 years                     +6.71%
10 years                    +6.28%

This chart illustrates the total value of an assumed $10,000 investment in Government Securities Portfolio as compared to a widely cited performance index, the Merrill Lynch U.S. Government Index.

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

Merrill Lynch U.S. Government Index, an unmanaged index, is made up of a representative list of all treasury and agency securities. The index is frequently used as a general measure of government bond performance. However, the securities used to create the index may not be representative of the debt securities held in the Fund.

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9   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Portfolio Manager Q & A

Income Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30, 2003?

A: IDS Life Series Income Portfolio rose 8.65% for the 12 months ended April 30, 2003. The Fund underperformed its benchmark, the Lehman Brothers Aggregate Bond Index, which rose 10.47% for the period.

Q:   What factors significantly affected performance?

A: Interest rates declined for much of the period, lifting bond prices. This was especially true from May through December 2002. Even though it was clear that the U.S. economy was out of the recession that plagued it in 2001, the rate of growth remained disappointing. At the same time, the risk of inflation was not significant. While the economy staggered, increasing focus was placed on rising tensions overseas, particularly in relation to the buildup to war in Iraq. Given all of these circumstances, the Federal Reserve (the Fed) was able to hold the line on interest rates for much of the period. It wasn't until November 2002, when the Fed feared that the risk of another recession was at its greatest, that it cut short-term interest rates by 0.50% in an effort to spur further growth. The Fed's actions seemed to have only nominal impact on the U.S. economy, and interest rates on intermediate and longer-term bonds continued to drop through December. Up to that time, we benefited from the performance of our holdings in Treasury securities, but also enjoyed positive returns in corporate bonds and mortgage-backed securities. The portfolio's underweighting in corporate bonds during this period compared to the Lehman Brothers Aggregate Bond Index contributed to the portfolio's underperformance.

     In the opening months of 2003, the interest rate environment stabilized. Although there was some volatility in the bond markets, rates did not move significantly through the first four months of 2003.

Q:   What changes did you make to the portfolio?

A: Given our expectations that interest rates could decline further, the Fund's cash position was reduced early in the period, allowing more money to go to work in the bond market. Initially, we favored investment-grade corporate bonds due to their yield advantage in comparison to those issued by the U.S. Treasury. As rates dropped rather dramatically, the approach became more cautious, and the Fund's cash position was increased to guard against a possible turnaround in interest rates. We also boosted our holdings of high-yield (lower-rated) corporate bonds and mortgage-backed securities. In early 2003, with concerns rising that interest rates could not move much lower and that downside risk in the bond market was increasing, we took a less aggressive approach in the portfolio. That included reducing the Fund's interest rate sensitivity and upgrading the quality of the portfolio. We became concerned that some corporate issuers may face financial challenges that could have a negative impact on their bond issues, and put increasing focus on higher-quality securities. We also put more money to work in mortgage-backed securities, which tend to perform better as the interest rate market stabilizes. Global bonds have played a role in the portfolio for much of the period. In early 2003, we shifted some of our global emphasis from Japan and Europe and into debt securities from Canada, Australia and New Zealand. Overall, the Fund turnover rate more than doubled due to a new portfolio manager's implementation of changes mentioned above.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: This is an interesting environment. With rates as low as they are, the potential for faster prepayments on mortgages makes them look expensive, but low and stable rates make them more attractive from a carry perspective so we are currently market weighted in mortgages, though cautious. Corporates, given their tremendous tightening of late, also look rich given the uncertain near-term economic outlook, so we are slightly underweight with a high-quality, non-cyclical bias. With Treasury rates at 40+ year lows, and deficits pointing toward increased Treasury issuance, Treasuries appear expensive. However, the issues swirling in the various spread markets, in addition to the Federal Reserve's focus on potential deflation (as opposed to concerns about growth) probably means rates will stay low over the intermediate term.

Note to shareholders: In February 2003, the team led by Tom Murphy, CFA, began managing the IDS Life Income Portfolio.

--------------------------------------------------------------------------------
10   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

The 10 Largest Holdings

Income Portfolio

                         Coupon   Maturity
                          rate      year        Percent               Value
                                            (of net assets)  (as of April 30, 2003)
Citigroup               7.25%      2010         0.9%              $936,536
GMAC                    6.88%      2011         0.8                794,965
General Electric        5.00%      2013         0.7                738,717
Citigroup               3.50%      2008         0.6                625,425
Vodafone Group          7.75%      2010         0.6                603,684
Washington Mutual Bank  6.88%      2011         0.6                576,526
Kroger                  8.15%      2006         0.6                569,781
Verizon New England     6.50%      2011         0.6                567,024
Kerr-McGee              8.13%      2005         0.6                560,745
Morgan Stanley          7.75%      2005         0.6                558,661

Excludes U.S. Treasury and government agency holdings.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 6.6% of net assets

The Fund's Long-term Performance

Income Portfolio

(line chart)

                   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                       IN GOVERNMENT SECURITIES PORTFOLIO

$21,000                        (dotted line)
$18,000                        (solid line)
$15,000
$12,000
 $9,000
 $6,000
 $3,000
         '93   '94  '95   '96  '97   '98  '99   '00   '01   '02    '03

(solid line)
Income Portfolio
$18,787

(dotted line)
Lehman Brothers Aggregate Bond Index
$20,117

    Average Annual Total Returns
      as of April 30, 2003
1 year                      +8.65%
5 years                     +5.70%
10 years                    +6.51%

This chart illustrates the total value of an assumed $10,000 investment in Income Portfolio as compared to a widely cited performance index, the Lehman Brothers Aggregate Bond Index.

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the securities used to create the index may not be representative of the bonds held in the Fund.

--------------------------------------------------------------------------------
11   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Portfolio Manager Q & A

International Equity Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30, 2003?

A: IDS Life Series International Equity Portfolio fell 19.15% for the 12 months ended April 30, 2003. The Portfolio underperformed the MSCI EAFE Index, which declined 15.92% for the period, and the Lipper International Funds Index, which dropped 16.29%.

Q:   What factors significantly impacted performance?

A: Our underperformance resulted primarily from stock selection in Europe and Japan, our two largest regional allocations. However, our allocation between regions added value over the period. Continued economic weakness and growing geo-political tensions took a toll on overseas markets over the past 12 months. The period began with investors losing confidence in equity markets as revelations of accounting scandals came to light in the U.S. While those issues primarily affected American companies, the impact resonated in markets throughout the world. Contributing to the weakness were ongoing concerns about the strength of a worldwide economic recovery. In many nations, economic growth rates failed to live up to expectations. This continued to create challenges for companies in meeting their goals for profit growth. As a result, stocks moved lower throughout much of 2002. The only exception was a temporary rebound that took place in October and November, as interest rate cuts by central banks in both the U.S. and Europe helped to boost expectations that economic improvement was on the horizon. Equity markets responded positively over that two-month period. The market again began to turn negative in December 2002 with sell-offs in insurance stocks, financials and most U.K. equities, as economic problems were not quickly resolved. In addition, investor anxiety grew as the threat of military action in Iraq became more pronounced. But the surprisingly fast resolution of that conflict seemed to provide a level of encouragement for investors. Stocks rebounded sharply in the closing weeks of the fiscal year, notably among the Fund's holdings of European stocks. Unfortunately, the late rally was not enough to salvage what proved to be another challenging year for the Fund.

Q:   What changes did you make to the portfolio?

A: Early in the 12-month period, we took a more defensive posture in the portfolio. However, this did not help our relative results. Given the apparent weakness in most world economies, we reduced our positions in the technology and telecommunications industries, areas where selected companies have rebounded. We also boosted our position in energy stocks, which we felt were well positioned to benefit from strong demand.

     During the year we increased our holdings in companies that may benefit from a cyclical recovery in the economy, but this proved to be premature. This hurt relative returns in Europe and Japan during the latter part of 2002. However, holdings in resource based companies and select areas of Asia added value as these companies performed well during the period. Late in the fiscal year the Fund performed well, however this was offset by being overly defensive during the sharp recovery in stocks following the end of the war in Iraq in April 2003. We have increased our cyclical exposure during this period however this mitigated against further underperformance. We are currently positioned for a moderate recovery in economic growth.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: The market is dealing with fewer uncertainties as we enter the new fiscal year. This makes us positive on the outlook for equities, believing that policy action by global central banks will support economic activity, which may push earnings growth higher. Most notably, global tensions seem to be eased as military action in Iraq is mostly completed. We anticipate that the European Central Bank will once again trim short-term interest rates in an effort to solidify economic growth in that region. In general, investment markets are showing signs of stabilizing after the extended bear market that dates back to 2000.

     Careful stock selection will remain as important as ever. Among the key investment drivers we're looking at are an expectation that consumer spending will remain somewhat muted, selected industries will provide better growth opportunities than most, and that an increasing focus will be on industries undergoing significant consolidation through mergers and acquisitions. Achieving profit growth will continue to be a challenge for many firms, so our emphasis will be on identifying selected companies that are positioned to benefit from favorable trends and strong positioning in their marketplace. For this Fund, our ability to find investment ideas internationally offers significant potential for investment return. We see areas of opportunity in emerging markets, Europe and even Japan during the next 12 months.

--------------------------------------------------------------------------------
12   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

The 10 Largest Holdings

International Equity Portfolio

                                           Percent                Value
                                       (of net assets)   (as of April 30, 2003)
GlaxoSmithKline (United Kingdom)             4.6%               $7,283,266
BP (United Kingdom)                          4.1                 6,487,177
Novartis (Switzerland)                       3.9                 6,197,764
Royal Bank of Scotland Group
  (United Kingdom)                           3.9                 6,167,453
TotalFinaELF (France)                        3.4                 5,319,946
Vodafone Group (United Kingdom)              3.1                 4,867,665
HSBC Holdings (United Kingdom)               2.9                 4,543,589
UBS (Switzerland)                            2.5                 3,933,686
BNP Paribas (France)                         2.4                 3,759,437
Nestle (Switzerland)                         2.2                 3,521,129

Note: Certain foreign investment risks include: changes in currency exchange rates, adverse political or economic order, and lack of similar regulatory requirements followed by U.S. companies.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 33.0% of net assets

The Fund's Long-term Performance

International Equity Portfolio

(line chart)

                   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                        IN INTERNATIONAL EQUITY PORTFOLIO

$28,000
$24,000                        (solid line)
$20,000                        (dashed line)
$16,000                        (dotted line)
$12,000
 $8,000
 $4,000
         11/1/94  4/95   4/96  4/97   4/98  4/99   4/00   4/01   4/02    4/03

(solid line)
International Equity Portfolio
$13,392

(dotted line)
MSCI EAFE Index
$10,167

(dashed line)
Lipper International Funds Index
$11,718

    Average Annual Total Returns
      as of April 30, 2003
1 year                     -19.15%
5 years                     -8.95%
Since inception             +3.49%*

* Inception date was Oct. 28, 1994.

This chart illustrates the total value of an assumed $10,000 investment in International Equity Portfolio as compared to two widely cited performance indexes, the Morgan Stanley Capital International EAFE Index (MSCI EAFE Index) and the Lipper International Funds Index.

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

MSCI EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

The Lipper International Funds Index, published by Lipper Inc., includes the 30 largest funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

--------------------------------------------------------------------------------
13   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Portfolio Manager Q & A

Managed Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30, 2003?

A: IDS Life Series Managed Portfolio declined 15.46% for the 12-month period ended April 30, 2003. This was more than the S&P 500 Index, which dropped 13.31% for the period and substantially more than the Lipper Balanced Funds Index, representing the Fund's peer group, which declined 5.88%.

Q:   What factors significantly impacted performance?

A: Bonds were the bright spot of the portfolio during the past 12 months, a very disappointing period for the overall portfolio. Ongoing concerns about the tepid economic recovery in the U.S. dampened enthusiasm for stocks, and our stock selections fell more than stocks in the S&P 500 Index. From April through December 2002, interest rates declined significantly, boosting the fortunes of the Fund's fixed income portion of the portfolio. As interest rates decline, bond prices rise, and we enjoyed positive performance from our bond holdings during that period. Meanwhile, equity markets continued to struggle. The period under review includes the darkest days of the bear market and the major accounting and governance issues. Accounting and governance issues first surfaced with Enron in 2001 but continued with WorldCom and Tyco International in 2002. Although we erred, for example in owning Tyco International, the larger mistake was in failing to recognize the taint extended to other struggling companies. Our basic long-term strategy of holding out-of-favor companies performed poorly in mid-2002 as investors' extreme risk aversion caused weak business performance to meet with even weaker stock performance. Investors sought perceived safe havens in the consumer nondurables and regional banks and abandoned companies with business shortfalls. The last two calendar quarters of the period under review suggest that the primary governance and accounting issues have been identified. Performance has improved in the combined period of the fourth calendar quarter in 2002 through the first calendar quarter in 2003 and accelerated since the end of the first quarter. However, the Fund's use of derivatives negatively impacted performance, which also added to the Fund's total loss during the period.

Q:   What changes did you make to the portfolio?

A: During the third calendar quarter in 2002, a value team was formed with the addition of Laton Spahr and Steven Schroll to the investment management effort. They began making recommendations late in third quarter 2002 and the equity portion for the Portfolio responded with superior perfomance since that time. On balance, stock selection has improved markedly. Early in the period, we began shifting some of our focus in the equity portfolio toward stocks of companies that should benefit from an economic recovery. There was solid evidence at that point that we had moved out of the mild recession that confronted the markets in 2001. Unfortunately, the economy failed to grow at expected levels, and that dampened enthusiasm for many of these stocks. Energy stocks and Real Estate Investment Trusts (REITs) performed better for us in 2002, but we reduced our position in those issues in early 2003, feeling many of these stocks had reached attractive price levels. In the fixed income portion of the portfolio, we also anticipated a better economic environment than what occurred, and had boosted our position in corporate bonds. Unfortunately, they lagged Treasury bonds for much of the period. Based on their disappointing performance, we shifted away from corporate bonds, putting greater emphasis on mortgage-backed securities, which offered more attractive yields. That strategy proved beneficial, as mortgage-backed issues performed reasonably well in the early months of 2003 when interest rates stabilized. With the uncertainty surrounding war in Iraq quickly resolved in April, we have taken a more aggressive stance in our equity portfolio, focusing on consumer companies that should benefit from a cyclical upturn in the economy and on financial services companies. In the fixed income portion of the portfolio, we're continuing to emphasize mortgage-backed securities, and within the corporate bond sector, focusing on more defensive issuers, such as industrial companies.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: There are reasons for increasing optimism about the direction of equity markets. If the U.S. economy can show a bit more spark in the months ahead, investors may be ready to overcome their bear market jitters, and start putting more money to work in stocks. Nevertheless, it seems likely that equity markets will remain quite volatile and subject to the influence of other factors outside of economic growth and corporate profit forecasts. In the fixed income market, the potential for faster prepayments on mortgages makes them look expensive, but low and stable rates make them more attractive from a carry perspective so we are currently market weighted in mortgages, though cautious. Corporates, given their tremendous tightening of late, also look rich given the uncertain near-term economic outlook, so we are slightly underweight with a high-quality, non-cyclical bias. With Treasury rates at 40+ year lows, and deficits pointing toward increased Treasury issuance, Treasuries appear expensive, but the issues swirling in the various spread markets, in addition to the Federal Reserve's focus on potential deflation (as opposed to concerns about growth) probably means rates will stay low over the intermediate term.

     In the equity portion of the portfolio, we remain focused on stocks that should benefit from an economic upswing, and anticipate that large-cap stocks will lead any sustained rally. In the fixed income market, we may make adjustments if an improved economy develops, keeping a particularly close watch on our holdings in mortgage-backed securities.

Note to shareholders: In February 2003, the team led by Tom Murphy, CFA, began managing the fixed income portion of IDS Life Managed Portfolio.

--------------------------------------------------------------------------------
14   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

The 10 Largest Holdings

Managed Portfolio
                                      Percent                      Value
                                  (of net assets)         (as of April 30, 2003)
Citigroup                               2.8%                    $9,706,525
XL Capital Cl A                         2.3                      8,230,001
Caterpillar                             2.3                      8,142,480
Lehman Brothers Holdings                2.2                      7,751,607
Washington Mutual                       2.0                      6,912,500
Travelers Property Casualty Cl A        1.9                      6,802,058
Intl Paper                              1.9                      6,763,900
Loews                                   1.8                      6,227,643
Burlington Northern Santa Fe            1.6                      5,693,952
Verizon Communications                  1.5                      5,121,060

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 20.3% of net assets

The Fund's Long-term Performance

Managed Portfolio

(line chart)

                   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT
                              IN MANAGED PORTFOLIO

$40,000
                                (dotted line)
$30,000                        (dashed line)
                                (solid line)
$20,000

$10,000
         '93   '94  '95   '96  '97   '98  '99   '00   '01   '02    '03

(solid line)
Managed Portfolio
$14,748

(dotted line)
S&P 500 Index
$25,145

(dashed line)
Lipper Balanced Funds Index
$20,582

   Average Annual Total Returns
      as of April 30, 2003
1 year                     -15.46%
5 years                     -6.66%
10 years                    +3.96%

This chart illustrates the total value of an assumed $10,000 investment in Managed Portfolio as compared to two widely cited performance indexes, the S&P 500 Index and the Lipper Balanced Funds Index.

Past performance is no guarantee of future results. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than the original cost. Short-term performance may be higher or lower than the figures shown. The above chart does not reflect expenses that apply to the subaccounts or the policies.

S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

The Lipper Balanced Funds Index, published by Lipper Inc., includes 30 funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

--------------------------------------------------------------------------------
15   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Portfolio Manager Q & A

Money Market Portfolio

Q:   How did the Fund perform for the one-year period ended  April 30,  2003?

A: IDS Life Series Money Market Portfolio returned 1.08% for the 12-month period and its seven-day yield as of April 30, 2003 was 0.65%.

     (Please note that an investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Fund.)

Q:   What factors significantly impacted performance?

A: The most important factor that affects our Fund is the direction of short-term interest rates. This is influenced in large part by actions of the Federal Reserve (the Fed). After lowering the short-term rates it controls 11 different times in 2001, the Fed held the line on rates through most of 2002. Early in the 12-month fiscal period for the Fund, interest rates on short-term securities were fairly stable. But as it became clear that the growth rate of the economy would be disappointing, rates began to drift lower. Finally, in November, as some began to fear that the economy was at risk of slipping back into a recession, the Fed reduced short-term interest rates by 0.50%. The anticipation of that move, and the Fed's action itself, led to a decline in rates. For example, the 3-month U.S. Treasury bill, which yielded 1.74% at the beginning of May 2002, saw its yield drop to 1.10% by the end of April 2003.

Q:   What changes did you make to the portfolio?

A: Yields on money market securities are at the lowest levels in several decades. This created a more challenging environment for us in identifying and investing in securities that would generate a competitive yield. In early 2003, we began reducing our emphasis on government and agency securities and focused on two areas. First, we increased our use of asset-backed commercial paper which is very high-quality and backed by a diversified portfolio of assets. Second, we focused on commercial paper and certificates of deposit issued by large, high-quality banking and financial institutions. This strategy allowed us to take advantage of better yield opportunities, a critical factor given the very low level of interest rates that exists in today's market.

Q: What is your outlook for the coming year and how are you positioning the Fund in light of that outlook?

A: Economic data has not yet provided overwhelming evidence that a significant rebound is in the offing. As the new fiscal year begins, the markets seem uncertain as to whether the economy is moving in the right direction, or if there is a risk that another recession could occur. So far in 2003, the Federal Reserve has continued to hold the line on interest rates. Significant concerns, such as a weak job market and sluggish business spending, have helped to keep interest rates quite low. On the other hand, both corporate profits from operations and consumer confidence continue to improve. While we expect the economy to grow at a slow pace, we believe the current excess capacity in the system will keep short-term interest rates at low levels.
     In light of the uncertainties that exist, we are maintaining a neutral average maturity position. As always, we will adjust our strategy based on changes in economic or market conditions. We will also continue to maintain a strict vigilance in focusing on securities from high quality issuers.

Note to shareholders: In December 2002, the team led by Jerri I. Cohen, CFA, began managing the IDS Life Money Market Portfolio.

--------------------------------------------------------------------------------
16   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Board Members and Officers

The Fund has a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees the Fund, and IDS Life Variable Annuity Fund A and Fund B (Fund A and Fund B). Board members serve until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                  Position held with Fund and length   Principal occupation         Other
                                    of service                           during  past five years      directorships
----------------------------------- ------------------------------------ ---------------------------- ------------------
Rodney P. Burwell                   Board member since 1999              Chairman, Xerxes             TCF Financial
Xerxes Corporation                                                       Corporation (fiberglass
7901 Xerxes Ave. S.                                                      storage tanks)
Minneapolis, MN 55431-1253
Born in 1939
----------------------------------- ------------------------------------ ---------------------------- ------------------
Jean B. Keffeler                    Board member since 1999              Retired business executive
3424 Zenith Ave. S.
Minneapolis, MN 55416
Born in 1945
----------------------------------- ------------------------------------ ---------------------------- ------------------
Thomas R. McBurney                  Board member since 1999              President, McBurney          The Valspar
McBurney Management Advisors                                             Management Advisors          Corporation
4900 IDS Center,                                                                                      (paints)
80 South Eighth Street
Minneapolis, MN 55402
Born in 1938
----------------------------------- ------------------------------------ ---------------------------- ------------------

Board Members Affiliated with American Express Financial Corporation (AEFC)*

Name, address, age                  Position held with Fund and length   Principal occupation         Other
                                    of service                           during  past five years      directorships
----------------------------------- ------------------------------------ ---------------------------- ------------------
Gumer C. Alvero                     Board member since 1998, Chairman    Director and Executive
70100 AXP Financial Center          of the Board since 2000              Vice President -
Minneapolis, MN 55474                                                    Annuities, IDS Life, since
Born in 1967                                                             2001. Vice President -
                                                                         General Manager Annuities,
                                                                         AEFC, since 1998
----------------------------------- ------------------------------------ ---------------------------- ------------------
Timothy V. Bechtold                 Board member since 2001, President   Director and President,
70100 AXP Financial Center          and Chief Executive Officer since    IDS Life, since 2001.
Minneapolis, MN 55474               2002                                 Executive Vice President -
Born in 1953                                                             Insurance Products, IDS
                                                                         Life, from 1995 to 2001.
                                                                         Vice President - Insurance
                                                                         Products, AEFC, since 1995
----------------------------------- ------------------------------------ ---------------------------- ------------------

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Bechtold, who is President and Chief
Executive Officer, the Fund's other officers are:

Other Officers

Name, address, age                  Position held with Fund and length   Principal occupation         Other
                                    of service                           during  past five years      directorships
----------------------------------- ------------------------------------ ---------------------------- ------------------
C. Nikol Davies                     Secretary since 2001                 Assistant Secretary, AEFC,
70100 AXP Financial Center                                               since 2001.  Paralegal at
Minneapolis, MN 55474                                                    Boyle & Voss and
Born in 1966                                                             Administrative Assistant
                                                                         for the Department of the
                                                                         U.S. Air Force prior
                                                                         to 2001
----------------------------------- ------------------------------------ ---------------------------- ------------------
Jeffrey P. Fox                      Chief Financial Officer since 2002   Vice President -
70100 AXP Financial Center                                               Investment Accounting,
Minneapolis, MN 55474                                                    AEFC, since 2002. Vice
Born in 1955                                                             President - Finance,
                                                                         American Express Company,
                                                                         2000-2002. Vice President
                                                                         - Corporate Controller,
                                                                         AEFC, 1996-2000
----------------------------------- ------------------------------------ ---------------------------- ------------------
Lorraine R. Hart                    Vice President - Investments since   Vice President - Insurance
70100 AXPFinancial Center           1992                                 Investments,  AEFC, since
Minneapolis, MN 55474                                                    1989
Born in 1951
----------------------------------- ------------------------------------ ---------------------------- ------------------
Judd K. Lohmann                     Treasurer since 2003                 Treasurer, AEFA, since
70100 AXP Financial Center                                               2003. Director - Finance
Minneapolis, MN 55474                                                    and Analysis, AEFC, since
Born in 1958                                                             2000.  Director of
                                                                         Operations, Advisor
                                                                         Business Systems, AEFC,
                                                                         from 1996-2000
----------------------------------- ------------------------------------ ---------------------------- ------------------

* Interested person by reason of being an officer, director and/or employee of AEFC.

--------------------------------------------------------------------------------
17   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Independent Auditors' Report

THE BOARD AND SHAREHOLDERS

IDS LIFE SERIES FUND, INC.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments in securities, of the Equity, Equity Income, Government Securities, Income, International Equity, Managed and Money Market Portfolios of IDS Life Series Fund, Inc. as of April 30, 2003, the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended April 30, 2003, and the financial highlights for each of the years in the five-year period ended April 30, 2003 (three-year period ended April 30, 2003 and for the period from June 17, 1999, commencement of operations, to April 30, 2000 for Equity Income Portfolio). These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2003, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Equity, Equity Income, Government Securities, Income, International Equity, Managed and Money Market Portfolios of IDS Life Series Fund, Inc. as of April 30, 2003, and the results of their operations, changes in their net assets, and the financial highlights for each of the periods stated in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Minneapolis, Minnesota

June 13, 2003

--------------------------------------------------------------------------------
18   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Financial Statements

Statements of assets and liabilities
IDS Life Series Fund, Inc.
                                                                      Equity            Equity       Government      Income
                                                                     Portfolio          Income       Securities     Portfolio
April 30, 2003                                                                         Portfolio      Portfolio
Assets
Investments in securities, at value (Note 1)
   (identified cost $544,508,571, $7,516,555, $33,642,473
   and $106,524,041, respectively)                                $  541,920,966     $7,042,154    $34,809,087    $109,560,366
Cash in bank on demand deposit                                            10,394        212,059        411,446         383,458
Receivable for investment securities sold                             10,308,488             --        256,493       6,122,744
Dividends and accrued interest receivable                                108,987         15,107        275,067       1,076,462
                                                                         -------         ------        -------       ---------
Total assets                                                         552,348,835      7,269,320     35,752,093     117,143,030
                                                                     -----------      ---------     ----------     -----------
Liabilities
Dividends payable to shareholders (Note 1)                                    --         42,832         91,567         300,508
Payable for investment securities purchased                            6,051,019             --        510,946       7,301,359
Payable for securities purchased on a when-issued basis (Note 1)              --             --      3,004,020       8,698,410
Accrued investment management services fee                               305,052          3,956         18,475          57,850
Unrealized depreciation on foreign currency contracts held,
   at value (Note 5)                                                          --             --             --          52,098
Other accrued expenses                                                    84,578         11,614          7,762          22,906
Options contracts written, at value
   (premium received $671,982 for Equity Portfolio) (Note 6)             180,000             --             --              --
                                                                       ---------         ------      ---------      ----------
Total liabilities                                                      6,620,649         58,402      3,632,770      16,433,131
                                                                       ---------         ------      ---------      ----------
Net assets applicable to outstanding capital stock                $  545,728,186     $7,210,918    $32,119,323    $100,709,899
                                                                  ==============     ==========    ===========    ============
Represented by
Capital stock -- $.001 par value (Note 1)                         $       46,106     $      908    $     2,963    $     10,167
Additional paid-in capital                                         1,239,319,716      8,430,462     30,461,340     101,574,465
Undistributed (excess of distributions over)
  net investment income                                                  297,120           (640)            (1)         (1,655)
Accumulated net realized gain (loss) (Note 8)                       (691,839,133)      (745,411)       488,407      (3,858,236)
Unrealized appreciation (depreciation) on investments and on translation of assets and liabilities
in foreign currencies (Note 5)                                        (2,095,623)      (474,401)     1,166,614       2,985,158
                                                                      ----------       --------      ---------       ---------
Total -- representing net assets applicable
   to outstanding capital stock                                   $  545,728,186     $7,210,918    $32,119,323    $100,709,899
                                                                  ==============     ==========    ===========    ============
Shares outstanding                                                    46,105,995        908,466      2,963,224      10,167,160
                                                                      ----------        -------      ---------      ----------
Net asset value per share of outstanding capital stock            $        11.84     $     7.94    $     10.84    $       9.91
                                                                  --------------     ----------    -----------    ------------

See accompanying notes to financial statements.

------------------------------------------------------------------------------
19   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Statements of assets and liabilities (continued)
IDS Life Series Fund, Inc.
                                                                                  International      Managed         Money
                                                                                      Equity        Portfolio        Market
April 30, 2003                                                                      Portfolio                       Portfolio
Assets
Investments in securities, at value (Note 1)
   (identified cost $163,435,298, $379,583,202 and $66,099,039, respectively)     $ 157,378,830    $ 358,862,757   $66,099,039
Cash in bank on demand deposit                                                           17,136           44,323        62,711
Foreign currency holdings for International Equity Portfolio
   (identified cost $484,855) (Note 1)                                                  483,347               --            --
Receivable for investment securities sold                                             1,018,236        6,074,960            --
Unrealized appreciation on foreign currency contracts held, at value (Note 5)               234               --            --
Dividends and accrued interest receivable                                               982,177        1,190,851        20,760
                                                                                        -------        ---------        ------
Total assets                                                                        159,879,960      366,172,891    66,182,510
                                                                                    -----------      -----------    ----------
Liabilities
Dividends payable to shareholders (Note 1)                                              992,404        1,725,846        36,544
Payable for investment securities purchased                                              67,555        6,788,383       499,975
Payable for securities purchased on a when-issued basis (Note 1)                             --        4,822,824            --
Accrued investment management services fee                                              121,245          198,343        27,065
Unrealized depreciation on foreign currency contracts held, at value (Note 5)               170           43,722            --
Other accrued expenses                                                                   68,163           68,514        46,880
Options contracts written, at value
   (premiums received, $6,795 for Managed Portfolio) (Note 6)                                --            4,844            --
                                                                                      ---------       ----------       -------
Total liabilities                                                                     1,249,537       13,652,476       610,464
                                                                                      ---------       ----------       -------
Net assets applicable to outstanding capital stock                                $ 158,630,423    $ 352,520,415   $65,572,046
                                                                                  =============    =============   ===========
Represented by
Capital stock -- $.001 par value (Note 1)                                         $      18,092    $      31,009   $    65,576
Additional paid-in capital                                                          328,965,301      517,885,789    65,506,418
Undistributed (excess of distributions over) net investment income                      (33,446)         (99,695)           --
Accumulated net realized gain (loss) (Note 8)                                      (164,297,022)    (144,544,950)           52
Unrealized appreciation (depreciation) on investments and on
   translation of assets and liabilities in foreign currencies (Notes 5 and 7)       (6,022,502)     (20,751,738)           --
                                                                                      ---------       ----------       -------
Total -- representing net assets applicable to outstanding capital stock          $ 158,630,423    $ 352,520,415   $65,572,046
                                                                                  =============    =============   ===========
Shares outstanding                                                                   18,092,244       31,009,110    65,576,475
                                                                                     ----------       ----------    ----------
Net asset value per share of outstanding capital stock                            $        8.77    $       11.37   $      1.00
                                                                                  -------------    -------------   -----------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
20   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Statements of operations
IDS Life Series Fund, Inc.
                                                                        Equity         Equity      Government       Income
                                                                       Portfolio       Income      Securities      Portfolio
Year ended April 30, 2003                                                             Portfolio     Portfolio
Investment income
Income:
Dividends                                                          $   4,013,706    $   187,630    $       --    $   25,798
Interest                                                                 840,599             --     1,302,791     5,687,989
   Less foreign taxes withheld                                           (10,478)        (2,015)           --            --
                                                                       ---------        -------     ---------     ---------
Total income                                                           4,843,827        185,615     1,302,791     5,713,787
                                                                       ---------        -------     ---------     ---------
Expenses (Note 2):
Investment management and services fee                                 4,087,036         46,354       194,720       704,972
Custodian fees                                                            80,340         45,276        19,639        33,492
Audit fees                                                                16,000         10,000        11,000        12,500
Directors fees                                                             6,757            136           568         1,553
Printing and postage                                                     135,450          2,151         7,284        23,765
Other                                                                      4,994         17,116         7,672         2,176
                                                                           -----         ------         -----         -----
Total expenses                                                         4,330,577        121,033       240,883       778,458
   Expenses waived/reimbursed by IDS Life (Note 2)                            --        (68,057)      (18,346)           --
                                                                       ---------        -------     ---------     ---------
                                                                       4,330,577         52,976       222,537       778,458
   Earnings credits on cash balances (Note 2)                               (756)        (3,024)       (1,458)       (1,730)
                                                                            ----         ------        ------        ------
Total expenses -- net                                                  4,329,821         49,952       221,079       776,728
                                                                       ---------         ------       -------       -------
Investment income (loss) -- net                                          514,006        135,663     1,081,712     4,937,059
                                                                         -------        -------     ---------     ---------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                   (210,900,237)      (711,567)      734,340     2,230,520
   Foreign currency transactions                                              --             (5)           --       (22,048)
   Options contracts written (Note 6)                                    162,908             --            --            --
                                                                    ------------       --------       -------     ---------
Net realized gain (loss) on investments                             (210,737,329)      (711,572)      734,340     2,208,472
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                                   29,991,993       (783,159)      486,101     1,247,584
                                                                      ----------       --------       -------     ---------
Net gain (loss) on investments and foreign currencies               (180,745,336)    (1,494,731)    1,220,441     3,456,056
                                                                    ------------     ----------     ---------     ---------
Net increase (decrease) in net assets
  resulting from operations                                        $(180,231,330)   $(1,359,068)   $2,302,153    $8,393,115
                                                                   =============    ===========    ==========    ==========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
21   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Statements of operations (continued)
IDS Life Series Fund, Inc.
                                                                                 International      Managed        Money
                                                                                    Equity         Portfolio      Market
Year ended April 30, 2003                                                          Portfolio                     Portfolio
Investment income
Income:
Dividends                                                                        $  4,491,962    $  5,158,880    $       --
Interest                                                                              158,147       5,463,082     1,112,337
   Less foreign taxes withheld                                                       (574,175)        (39,512)           --
                                                                                    ---------      ----------     ---------
Total income                                                                        4,075,934      10,582,450     1,112,337
                                                                                    ---------      ----------     ---------
Expenses (Note 2):
Investment management and services fee                                              1,684,430       2,636,967       343,987
Custodian fees                                                                         94,064          82,032        15,930
Audit fees                                                                             14,000          16,000         8,500
Directors fees                                                                          2,294           4,922           984
Printing and postage                                                                   62,118          83,365        10,535
Other                                                                                      --          18,049            --
                                                                                    ---------      ----------     ---------
Total expenses                                                                      1,856,906       2,841,335       379,936
   Earnings credits on cash balances (Note 2)                                          (1,758)           (727)       (4,048)
                                                                                    ---------      ----------     ---------
Total expenses -- net                                                               1,855,148       2,840,608       375,888
                                                                                    ---------      ----------     ---------
Investment income (loss) -- net                                                     2,220,786       7,741,842       736,449
                                                                                    ---------      ----------     ---------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                 (32,336,966)    (38,833,868)           52
   Foreign currency transactions                                                      (23,170)        (18,310)           --
   Futures contracts                                                                       --      (5,366,679)           --
   Options contracts written (Note 6)                                                      --          71,543            --
                                                                                    ---------      ----------     ---------
Net realized gain (loss) on investments                                           (32,360,136)    (44,147,314)           52
                                                                                  -----------     -----------     ---------

Net change in unrealized appreciation (depreciation) on investments and
   on translation of assets and liabilities in foreign currencies                 (11,532,009)    (37,189,734)           --
                                                                                  -----------     -----------     ---------
Net gain (loss) on investments and foreign currencies                             (43,892,145)    (81,337,048)           52
                                                                                  -----------     -----------     ---------
Net increase (decrease) in net assets resulting from operations                  $(41,671,359)   $(73,595,206)   $  736,501
                                                                                 ============    ============    ==========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
22   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Statements of changes in net assets
IDS Life Series Fund, Inc.
                                                                   Equity Portfolio                     Equity Income Portfolio
Year ended April 30,                                           2003               2002                    2003              2002
Operations and distributions
Investment income (loss) -- net                           $     514,006     $     (214,317)         $   135,663        $   71,872
Net realized gain (loss) on investments                    (210,737,329)      (228,807,054)            (711,572)          (20,562)
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                          29,991,993        (26,840,244)            (783,159)           33,501
                                                             ----------        -----------             --------            ------
Net increase (decrease) in net assets
  resulting from operations                                (180,231,330)      (255,861,615)          (1,359,068)           84,811
                                                           ------------       ------------           ----------            ------
Distributions to shareholders from:
  Net investment income                                        (384,828)                --             (134,957)          (65,827)
  Net realized gain                                                  --       (135,496,423)             (10,295)           (5,469)
  Tax return of capital                                        (493,087)        (2,809,528)                  --                --
                                                               --------       ------------             --------           -------
Total distributions                                            (877,915)      (138,305,951)            (145,252)          (71,296)
                                                               --------       ------------             --------           -------
Capital share transactions (Note 4)
Proceeds from sales                                          17,721,498         29,513,746            2,612,880         3,134,447
Reinvested distributions at net asset value                     877,915        138,305,951              124,876            60,894
Payments for redemptions                                    (82,323,204)       (75,785,852)            (849,919)         (326,682)
                                                            -----------        -----------             --------          --------
Increase (decrease) in net assets from
  capital share transactions                                (63,723,791)        92,033,845            1,887,837         2,868,659
                                                            -----------         ----------            ---------         ---------
Total increase (decrease) in net assets                    (244,833,036)      (302,133,721)             383,517         2,882,174
Net assets at beginning of year                             790,561,222      1,092,694,943            6,827,401         3,945,227
                                                            -----------      -------------            ---------         ---------
Net assets at end of year                                 $ 545,728,186     $  790,561,222          $ 7,210,918        $6,827,401
                                                          =============     ==============          ===========        ==========
Undistributed (excess of distributions over)
  net investment income                                   $     297,120     $      167,942          $      (640)       $    3,289
                                                          -------------     --------------          -----------        ----------

Statements of changes in net assets (continued)
IDS Life Series Fund, Inc.
                                                            Government Securities Portfolio                Income Portfolio
Year ended April 30,                                           2003               2002                    2003              2002
Operations and distributions
Investment income (loss) -- net                             $ 1,081,712        $ 1,069,272         $  4,937,059      $  5,876,289
Net realized gain (loss) on investments                         734,340             88,887            2,208,472        (1,060,414)
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies              486,101            191,637            1,247,584         2,181,878
                                                                -------            -------            ---------         ---------
Net increase (decrease) in net assets
  resulting from operations                                   2,302,153          1,349,796            8,393,115         6,997,753
                                                              ---------          ---------            ---------         ---------
Distributions to shareholders from:
   Net investment income                                     (1,091,002)        (1,063,799)          (4,879,282)       (5,924,151)
                                                             ----------         ----------           ----------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                           9,984,856          5,008,350            3,543,273         4,507,537
Reinvested distributions at net asset value                   1,092,265          1,057,482            4,905,574         6,150,563
Payments for redemptions                                     (2,990,470)        (3,185,201)         (12,801,539)      (13,867,723)
                                                             ----------         ----------          -----------       -----------
Increase (decrease) in net assets from capital
  share transactions                                          8,086,651          2,880,631           (4,352,692)       (3,209,623)
                                                              ---------          ---------           ----------        ----------
Total increase (decrease) in net assets                       9,297,802          3,166,628             (838,859)       (2,136,021)
Net assets at beginning of year                              22,821,521         19,654,893          101,548,758       103,684,779
                                                             ----------         ----------          -----------       -----------
Net assets at end of year                                   $32,119,323        $22,821,521         $100,709,899      $101,548,758
                                                            ===========        ===========         ============      ============
Undistributed (excess of distributions over)
  net investment income                                     $        (1)       $     9,289         $     (1,655)     $    (36,921)
                                                            -----------        -----------         ------------      ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
23   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Statements of changes in net assets (continued)
IDS Life Series Fund, Inc.

                                                            International Equity Portfolio                 Managed Portfolio
Year ended April 30,                                           2003               2002                    2003              2002
Operations and distributions
Investment income (loss) -- net                            $  2,220,786       $  1,370,204        $   7,741,842     $   7,825,162
Net realized gain (loss) on investments                     (32,360,136)       (54,666,633)         (44,147,314)      (60,493,318)
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                         (11,532,009)         2,489,376          (37,189,734)      (22,082,748)
                                                            -----------          ---------          -----------       -----------
Net increase (decrease) in net assets
  resulting from operations                                 (41,671,359)       (50,807,053)         (73,595,206)      (74,750,904)
                                                            -----------        -----------          -----------       -----------
Distributions to shareholders from:
   Net investment income                                     (1,861,957)        (1,816,344)          (7,595,229)       (8,137,246)
   Net realized gain                                                 --                 --                   --          (115,206)
                                                             ----------         ----------           ----------        ----------
Total distributions                                          (1,861,957)        (1,816,344)          (7,595,229)       (8,252,452)
                                                             ----------         ----------           ----------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                           5,934,758          7,815,915            7,692,214        12,428,525
Reinvested distributions at net asset value                   1,465,592          1,698,335            7,343,221         9,823,106
Payments for redemptions                                    (28,885,778)       (33,161,457)         (55,900,085)      (52,756,928)
                                                            -----------        -----------          -----------       -----------
Increase (decrease) in net assets from capital
  share transactions                                        (21,485,428)       (23,647,207)         (40,864,650)      (30,505,297)
                                                            -----------        -----------          -----------       -----------
Total increase (decrease) in net assets                     (65,018,744)       (76,270,604)        (122,055,085)     (113,508,653)
Net assets at beginning of year                             223,649,167        299,919,771          474,575,500       588,084,153
                                                            -----------        -----------          -----------       -----------
Net assets at end of year                                  $158,630,423       $223,649,167        $ 352,520,415     $ 474,575,500
                                                           ============       ============        =============     =============
Undistributed (excess of distributions over)
  net investment income                                    $    (33,446)      $   (345,292)       $     (99,695)    $    (144,587)
                                                           ------------       ------------        -------------     -------------

Statements of changes in net assets (continued)
IDS Life Series Fund, Inc.

                                                                                                        Money Market Portfolio
Year ended April 30,                                                                                      2003              2002
Operations and distributions
Investment income (loss) -- net                                                                    $    736,449      $  1,820,224
Net realized gain (loss) on investments                                                                      52             4,499
                                                                                                        -------         ---------
Net increase (decrease) in net assets resulting from operations                                         736,501         1,824,723
                                                                                                        -------         ---------
Distributions to shareholders from:
   Net investment income                                                                               (736,449)       (1,821,218)
   Net realized gain                                                                                     (3,497)               --
                                                                                                        -------         ---------
Total distributions                                                                                    (739,946)       (1,821,218)
                                                                                                       --------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                                                                  19,620,601        26,569,633
Reinvested distributions at net asset value                                                             783,072         1,975,144
Payments for redemptions                                                                            (24,256,946)      (28,781,772)
                                                                                                    -----------       -----------
Increase (decrease) in net assets from capital share transactions                                    (3,853,273)         (236,995)
                                                                                                     ----------          --------
Total increase (decrease) in net assets                                                              (3,856,718)         (233,490)
Net assets at beginning of year                                                                      69,428,764        69,662,254
                                                                                                     ----------        ----------
Net assets at end of year                                                                          $ 65,572,046      $ 69,428,764
                                                                                                   ============      ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
24   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Notes to Financial Statements

IDS Life Series Fund, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

IDS Life Series Fund, Inc. is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. Each Fund has 10 billion authorized shares of capital stock and the primary investments are as follows:

   Equity Portfolio primarily invests in U.S. common stocks and securities convertible into common stocks.

   Equity Income Portfolio primarily invests in equity securities.

   Government Securities Portfolio primarily invests in securities issued or guaranteed as to principal and interest by the U.S. government and its agencies.

   Income Portfolio primarily invests in debt securities.

   International Equity Portfolio primarily invests in equity securities of foreign issuers.

   Managed Portfolio primarily invests in a combination of equity and debt securities.

   Money Market Portfolio primarily invests in money market instruments, such as marketable debt obligations issued by the U.S. government or its agencies, bank certificates of deposit, bankers' acceptances, letters of credit, and commercial paper, including asset-backed commercial paper.

You may not buy (nor will you own) shares of each Fund directly. You invest by buying a variable life insurance policy and allocating your premium payments to the variable subaccounts that invest in each Fund.

Each Fund's significant accounting policies are summarized as follows:

Use of estimates
Preparing financial statements that conform to accounting principles generally accepted in the United States of America requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. If trading or events occurring in other markets after the close of the principal market in which foreign securities are traded, and before the close of business of the Fund, are expected to materially affect the value of those securities, then they are valued at their fair value taking this trading or these events into account. Securities for which market quotations are not readily available are valued at fair value according to methods selected in good faith by the board. Short-term securities in the Fund, except Money Market Portfolio, maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost. Pursuant to Rule 2a-7 of the 1940 Act, all securities in the Money Market Portfolio are valued daily at amortized cost, which approximates market value in order to maintain a constant net asset value of $1 per share.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Funds, except Money Market Portfolio, may buy and sell put or call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Funds give up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Funds may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Funds pay a premium whether or not the option is exercised. The Funds also have the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist. The Funds also may write over-the-counter options where completing the obligation depends upon the credit standing of the other party.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Funds will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Funds, except Money Market Portfolio, may buy and sell financial futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

--------------------------------------------------------------------------------
25   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Funds each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Funds recognize a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statements of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. As of April 30, 2003, foreign currency holdings for International Equity Portfolio consisted primarily of Taiwan dollars.

The Funds, except Money Market Portfolio, may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Funds and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Funds are subject to the credit risk that the other party will not complete its contract obligations.

Illiquid securities

As of April 30, 2003, investments in securities for Equity Portfolio included issues that are illiquid which the Funds currently limit to 10% of net assets, at market value, at the time of purchase. The aggregate value of such securities as of April 30, 2003 was $8,778,133, representing 1.61% of net assets for Equity Portfolio. These securities are valued at fair value according to methods selected in good faith by the board. According to board guidelines, certain unregistered securities are determined to be liquid and are not included within the 10% limitation specified above.

Securities purchased on a forward-commitment basis

Delivery and payment for securities that have been purchased by the Funds on a forward-commitment basis, including when-issued securities, capital commitments for limited partnership interests and other forward-commitments, can take place one month or more after the transaction date. During this period, when-issued securities and other forward-commitments are subject to market fluctuations, and they may affect each Fund's net assets the same as owned securities. The Funds designate cash or liquid securities at least equal to the amount of its forward-commitments. As of April 30, 2003, the outstanding forward-commitments for the Funds are as follows:

                                                     Future capital
                                                     commitments for
                                   When-issued     limited partnership         Other
Fund                               commitments          interests       forward-commitments
Equity Portfolio                    $       --        $2,721,767          $       --
Government Securities Portfolio      3,004,020                --             255,039
Income Portfolio                     8,698,410                --           2,609,936
Managed Portfolio                    4,822,824                --             828,483

Federal income taxes

Each Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to the variable subaccounts. No provision for income taxes is thus required. Each Fund is treated as a separate entity for federal income tax purposes.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of wash sale transactions, foreign currency exchange gains and losses, and the timing and amount of market discount recognized as ordinary income. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) are recorded by the Funds.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income and accumulated net realized gain (loss) have been increased (decreased), resulting in net reclassification adjustments to additional paid-in capital by the following:

                                         Equity     Equity     Government     Income    International   Managed       Money
                                        Portfolio   Income     Securities    Portfolio     Equity      Portfolio     Market
                                                   Portfolio    Portfolio                 Portfolio                 Portfolio
Undistributed net investment income      $--       $(4,635)         $--     $(22,511)    $(46,983)   $(101,721)         $--
Accumulated net realized gain (loss)      --         4,635           --       22,511       23,170      101,721           96
                                         ---         -----          ---       ------     --------    ---------         ----
Additional paid-in capital
   reductions (increase)                 $--       $    --          $--     $     --     $(23,813)   $      --          $96
                                         ---       -------          ---     --------     --------    ---------         ----

--------------------------------------------------------------------------------
26   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

Year ended April 30,                                   2003            2002

Equity Portfolio
Distributions paid from:
   Ordinary income                                 $  384,828     $     42,699
   Long-term capital gain                                  --      135,496,423
   Tax return of capital                              493,087        2,766,829

Equity Income Portfolio
Distributions paid from:
   Ordinary income                                    145,252           71,296
   Long-term capital gain                                  --               --

Government Securities Portfolio
Distributions paid from:
   Ordinary income                                  1,091,002        1,063,799
   Long-term capital gain                                  --               --

Income Portfolio
Distributions paid from:
   Ordinary income                                  4,879,282        5,924,151
   Long-term capital gain                                  --               --

International Equity Portfolio
Distributions paid from:
   Ordinary income                                  1,861,957        1,816,344
   Long-term capital gain                                  --               --

Managed Portfolio
Distributions paid from:
   Ordinary income                                  7,595,229        8,137,246
   Long-term capital gain                                  --          115,206

Money Market Portfolio
Distributions paid from:
   Ordinary income                                    739,946        1,821,218
   Long-term capital gain                                  --               --

As of April 30, 2003, the components of distributable earnings on a tax basis for each Fund are as follows:

Fund                                                        Undistributed            Accumulated              Unrealized
                                                           ordinary income            long-term              appreciation
                                                                                     gain (loss)            (depreciation)
Equity Portfolio                                             $       --            $(677,105,977)           $(16,531,659)
Equity Income Portfolio                                          27,746                 (626,460)               (578,906)
Government Securities Portfolio                                  91,568                  488,405               1,166,614
Income Portfolio                                                315,289               (3,812,792)              2,923,278
International Equity Portfolio                                  958,959             (161,266,713)             (9,052,812)
Managed Portfolio                                             1,426,599             (141,396,124)            (23,701,012)
Money Market Portfolio                                           36,596                       --                      --

Dividends to shareholders

As of April 30, 2003, dividends declared for each Fund payable May 1, 2003 are as follows:

     Equity Income Portfolio            $.047

     Government Securities Portfolio    $.031

     Income Portfolio                   $.029

     International Equity Portfolio     $.055

     Managed Portfolio                  $.056

     Money Market Portfolio             $.001

--------------------------------------------------------------------------------
27   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Distributions to the variable subaccounts are recorded as of the close of business on the record date and are payable on the first business day following the record date. Dividends from net investment income, when available, are declared daily and distributed monthly for the Government Securities, Income and Money Market Portfolios and declared and distributed quarterly for the Equity, Equity Income, International Equity and Managed Portfolios. Capital gain distributions, when available, will be made annually. However, additional capital gain distributions may be made periodically during the fiscal year in order to comply with the Internal Revenue Code as applicable to regulated investment companies.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium and discount using the effective interest method, is accrued daily.

2. EXPENSES

The Funds have an Investment Management and Services Agreement with IDS Life to provide investment advice, administrative, accounting and other services required in connection with the affairs of the Fund. For these services, IDS Life is paid a fee based on the aggregate average daily net assets of each Fund. The fee is 0.70% on an annual basis for Equity, Equity Income, Government Securities, Income and Managed Portfolios. For International Equity Portfolio the fee is 0.95% on an annual basis. For Money Market Portfolio the fee is 0.50% on an annual basis.

IDS Life and American Express Financial Corporation (AEFC) have an Investment Advisory Agreement which calls for IDS Life to pay AEFC a fee for investment advice about the Fund's portfolios. The fee paid by IDS Life is 0.25% of Equity, Equity Income, Government Securities, Income, Managed and Money Market Portfolios' average daily net assets for the year. The fee paid by IDS Life is 0.35% of International Equity Portfolio's average daily net assets for the year.

AEFC has a Subadvisory Agreement with American Express Asset Management International Inc., a wholly-owned subsidiary of AEFC, to subadvise the assets of International Equity Portfolio.

In addition to paying its own management fee, each Fund also pays its taxes, brokerage commissions and other non-advisory expenses. Expenses that relate to a particular Fund, such as custodian fees and registration fees for shares, are paid by that Fund. Other expenses are allocated to the Fund in an equitable manner as determined by the Fund's board. Each Fund also pays custodian fees to American Express Trust Company, an affiliate of IDS Life.

IDS Life has voluntarily agreed to reimburse each Fund for non-advisory expenses which exceed 0.10% on an annual basis of average daily net assets of each Fund.

During the year ended April 30, 2003, the Fund's custodian fees were reduced as a result of earnings credits from overnight cash balances as follows:

Fund                                                          Reduction
Equity Portfolio                                                 $  756
Equity Income Portfolio                                           3,024
Government Securities Portfolio                                   1,458
Income Portfolio                                                  1,730
International Equity Portfolio                                    1,758
Managed Portfolio                                                   727
Money Market Portfolio                                            4,048

3. SECURITIES TRANSACTIONS

For the year ended April 30, 2003, cost of purchases and proceeds from sales of securities aggregated, respectively, $323,103,494 and $326,146,440 for Money Market Portfolio. Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated for each Fund are as follows:

Fund                                     Purchases           Proceeds
Equity Portfolio                     $1,380,860,136      $1,425,638,731
Equity Income Portfolio                   4,458,931           2,558,406
Government Securities Portfolio          31,222,953          22,117,953
Income Portfolio                        214,281,911         214,051,023
International Equity Portfolio          152,903,551         171,319,657
Managed Portfolio                       640,326,948         675,599,844

Realized gains and losses are determined on an identified cost basis.

Brokerage clearing fees paid to brokers affiliated with IDS Life were $79,748, $469 and $8,160 for Equity Portfolio, Equity Income Portfolio and Managed Portfolio respectively, for the year ended April 30, 2003.

--------------------------------------------------------------------------------
28   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for each Fund for the years indicated are as follows:

                                                             Year ended April 30, 2003
                              Equity        Equity       Government     Income      International      Managed        Money
                             Portfolio      Income       Securities    Portfolio       Equity         Portfolio      Market
                                           Portfolio      Portfolio                   Portfolio                     Portfolio
Sold                       1,471,755       320,903        934,176        366,399       645,560        669,442       19,621,568
Issued for reinvested
  distributions               76,188        15,661        102,436        507,382       146,519        636,906          783,114
Redeemed                  (6,854,895)     (108,811)      (281,275)    (1,324,024)   (3,095,830)    (4,859,112)     (24,258,284)
                          ----------      --------       --------     ----------    ----------     ----------      -----------
Net increase (decrease)   (5,306,952)      227,753        755,337       (450,243)   (2,303,751)    (3,552,764)      (3,853,602)
                          ----------       -------        -------       --------    ----------     ----------       ----------

                                                             Year ended April 30, 2002
                              Equity        Equity       Government     Income      International      Managed        Money
                             Portfolio      Income       Securities    Portfolio       Equity         Portfolio      Market
                                           Portfolio      Portfolio                   Portfolio                     Portfolio
Sold                       1,624,925       320,643        483,135        471,566       688,613        836,737       26,570,691
Issued for reinvested
  distributions            7,433,804         6,349        102,435        643,772       149,222        656,487        1,975,233
Redeemed                  (4,409,571)      (33,671)      (308,684)    (1,452,406)   (3,002,564)    (3,631,146)     (28,782,812)
                          ----------       -------       --------     ----------    ----------     ----------      -----------
Net increase (decrease)    4,649,158       293,321        276,886       (337,068)   (2,164,729)    (2,137,922)        (236,888)
                           ---------       -------        -------       --------    ----------     ----------         --------

5. FORWARD FOREIGN CURRENCY CONTRACTS

As of April 30, 2003, Income Portfolio, International Equity Portfolio and Managed Portfolio have forward foreign currency exchange contracts that obligate each Fund to deliver currencies at specified future dates. The unrealized appreciation and/or depreciation on these contracts is included in the accompanying financial statements. See "Summary of significant accounting policies." The terms of the open contracts are as follows:

Income Portfolio
Exchange date                                Currency to                 Currency to             Unrealized        Unrealized
                                            be delivered                 be received            appreciation      depreciation
May 7, 2003                                      716,000                     485,672                   $--            $13,272
                                         Canadian Dollar                 U.S. Dollar
May 12, 2003                                     820,000                     494,296                    --             18,152
                                       Australian Dollar                 U.S. Dollar
May 14, 2003                                     440,000                     475,200                    --             15,626
                                  European Monetary Unit                 U.S. Dollar
May 29, 2003                                     923,000                     509,496                    --              5,048
                                      New Zealand Dollar                 U.S. Dollar
                                                                                                       ---            -------
Total                                                                                                  $--            $52,098
                                                                                                       ---            -------

International Equity Portfolio
Exchange date                                Currency to                 Currency to             Unrealized        Unrealized
                                            be delivered                 be received            appreciation      depreciation
May 1, 2003                                    1,635,085                      13,599                  $ --               $111
                                            Japanese Yen                 U.S. Dollar
May 2, 2003                                       23,761                   2,860,648                   226                 --
                                             U.S. Dollar                Japanese Yen
May 5, 2003                                      729,458                     456,276                    --                 36
                                       Australian Dollar                 U.S. Dollar
May 6, 2003                                    7,198,399                      60,336                    --                 23
                                            Japanese Yen                 U.S. Dollar
May 6, 2003                                      168,454                     269,240                     8                 --
                                           British Pound                 U.S. Dollar
                                                                                                      ----               ----
Total                                                                                                 $234               $170
                                                                                                      ----               ----

--------------------------------------------------------------------------------
29   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio
Exchange date                                Currency to                 Currency to             Unrealized        Unrealized
                                            be delivered                 be received            appreciation      depreciation
May 7, 2003                                      614,000                     416,484                   $--            $11,381
                                         Canadian Dollar                 U.S. Dollar
May 12, 2003                                     690,000                     415,932                    --             15,274
                                       Australian Dollar                 U.S. Dollar
May 14, 2003                                     370,000                     399,600                    --             13,140
                                  European Monetary Unit                 U.S. Dollar
May 29, 2003                                     718,000                     396,336                    --              3,927
                                      New Zealand Dollar                 U.S. Dollar
                                                                                                       ---            -------
Total                                                                                                  $--            $43,722
                                                                                                       ---            -------

6. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written by Equity Portfolio are as follows:

                                        Year ended April 30, 2003
                                   Puts                         Calls
                         Contracts      Premiums      Contracts     Premiums
Balance April 30, 2002         --     $      --             --   $        --
Opened                      6,675       929,462         15,551     3,407,070
Closed                     (1,545)     (220,883)        (5,919)   (1,364,562)
Exercised                      --            --         (5,632)   (1,534,523)
Expired                    (2,130)     (357,588)        (1,000)     (186,994)
                           ------      --------         ------      --------
Balance April 30, 2003      3,000     $ 350,991          3,000   $   320,991
                            -----     ---------          -----   -----------

See "Summary of significant accounting policies."

Contracts and premiums associated with options contracts written by Managed Portfolio are as follows:

                                        Year ended April 30, 2003
                                   Puts                         Calls
                         Contracts      Premiums      Contracts      Premiums
Balance April 30, 2002         --      $     --             --     $      --
Opened                        150        76,363            217       154,586
Closed                       (140)      (72,184)          (157)     (112,326)
Exercised                      --            --            (50)      (39,644)
                               --      --------             --     ---------
Balance April 30, 2003         10      $  4,179             10     $   2,616
                               --      --------             --     ---------

See "Summary of significant accounting policies."

7. INTEREST RATE FUTURES CONTRACTS

As of April 30, 2003, Managed Portfolio's investments in securities included securities valued at $240,992 that were pledged as collateral to cover initial margin deposits on 45 open purchase contracts and 62 open sale contracts. The notional market value of the open purchase contracts as of April 30, 2003 was $5,167,500 with a net unrealized gain of $30,890. The notional market value of the open sale contracts as of April 30, 2003 was $7,058,406 with a net unrealized loss of $21,193. See "Summary of significant accounting policies."

8. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, capital loss carry-overs were as follows as of April 30, 2003:

Fund                                                Carry-over   Expiration date
Equity Portfolio                                  $677,105,977      2010-2012
Equity Income Portfolio                                626,460      2011-2012
Income Portfolio                                     3,812,792      2009-2010
International Equity Portfolio                     161,266,713      2009-2012
Managed Portfolio                                  141,396,124      2010-2012

It is unlikely the board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------
30   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating each Fund's results.

Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $15.38            $23.37       $ 47.72       $27.80       $33.96
Income from investment operations:
Net investment income (loss)                               .01                --          (.06)        (.18)        (.06)
Net gains (losses) (both realized and unrealized)        (3.53)            (5.03)       (13.78)       20.10        (1.17)
Total from investment operations                         (3.52)            (5.03)       (13.84)       19.92        (1.23)
Less distributions:
Dividends from net investment income                      (.01)               --            --           --           --
Distributions from realized gains                           --             (2.91)       (10.51)          --        (4.93)
Tax return of capital                                     (.01)             (.05)           --           --           --
Total distributions                                       (.02)            (2.96)       (10.51)          --        (4.93)
Net asset value, end of period                          $11.84            $15.38       $ 23.37       $47.72       $27.80

Ratios/supplemental data
Net assets, end of period (in thousands)              $545,728          $790,561    $1,092,695   $1,714,508     $988,937
Ratio of expenses to average daily net assets(b)          .74%              .73%          .73%         .72%         .73%
Ratio of net investment income (loss)
    to average daily net assets                           .09%             (.02%)        (.18%)       (.46%)       (.26%)
Portfolio turnover rate
   (excluding short-term securities)                      250%              228%          136%         126%         130%
Total return(c)                                        (23.02%)          (23.68%)      (37.21%)      71.66%       (2.80%)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

Equity Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001        2000(b)
Net asset value, beginning of period                    $10.03            $10.18        $ 9.54       $10.00
Income from investment operations:
Net investment income (loss)                               .16               .13           .11          .05
Net gains (losses) (both realized and unrealized)        (2.08)             (.15)          .64         (.46)
Total from investment operations                         (1.92)             (.02)          .75         (.41)
Less distributions:
Dividends from net investment income                      (.16)             (.12)         (.11)        (.05)
Distributions from realized gains                         (.01)             (.01)           --           --
Total distributions                                       (.17)             (.13)         (.11)        (.05)
Net asset value, end of period                          $ 7.94            $10.03        $10.18       $ 9.54

Ratios/supplemental data
Net assets, end of period (in thousands)                $7,211            $6,827        $3,945       $2,286
Ratio of expenses to average daily net assets(c),(d)      .80%              .80%          .80%         .81%(f)
Ratio of net investment income (loss)
    to average daily net assets                          2.05%             1.43%         1.15%        1.15%(f)
Portfolio turnover rate
   (excluding short-term securities)                       40%               39%          112%          20%
Total return(e)                                        (19.06%)            (.19%)        7.92%       (4.12%)(g)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from June 17, 1999 (commencement of operations) to April 30, 2000.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 1.83%, 1.44%, 1.90% and 3.91% for the periods ended 2003, 2002, 2001 and
     2000, respectively.

(e) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(f)  Adjusted to an annual basis.

(g)  Not annualized.

--------------------------------------------------------------------------------
31   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Government Securities Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $10.34            $10.18        $ 9.64       $10.13       $10.18
Income from investment operations:
Net investment income (loss)                               .42               .51           .55          .52          .53
Net gains (losses) (both realized and unrealized)          .50               .16           .54         (.44)         .04
Total from investment operations                           .92               .67          1.09          .08          .57
Less distributions:
Dividends from net investment income                      (.42)             (.51)         (.55)        (.53)        (.53)
Distributions from realized gains                           --                --            --         (.04)        (.09)
Total distributions                                       (.42)             (.51)         (.55)        (.57)        (.62)
Net asset value, end of period                          $10.84            $10.34        $10.18       $ 9.64       $10.13

Ratios/supplemental data
Net assets, end of period (in thousands)               $32,119           $22,822       $19,653      $18,491      $21,935
Ratio of expenses to average daily net assets(b)          .80%(c)           .80%(c)       .80%(c)      .81%         .80%(c)
Ratio of net investment income (loss)
    to average daily net assets                          3.89%             4.94%         5.53%        5.40%        5.19%
Portfolio turnover rate
   (excluding short-term securities)                       84%               39%           76%         123%          89%
Total return(d)                                          9.10%             6.63%        11.55%         .86%        5.73%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 0.87%, 0.83%, 0.81% and 0.87% for the years ended 2003, 2002, 2001 and
     1999, respectively.

(d) Total return does not reflect the expenses that apply to the subaccounts or the policies.

Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                     $9.56             $9.47         $9.17        $9.89       $10.28
Income from investment operations:
Net investment income (loss)                               .47               .54           .64          .64          .67
Net gains (losses) (both realized and unrealized)          .35               .09           .25         (.67)        (.32)
Total from investment operations                           .82               .63           .89         (.03)         .35
Less distributions:
Dividends from net investment income                      (.47)             (.54)         (.59)        (.64)        (.67)
Distributions from realized gains                           --                --            --           --         (.07)
Excess distributions from net investment income             --                --            --         (.05)          --
Total distributions                                       (.47)             (.54)         (.59)        (.69)        (.74)
Net asset value, end of period                           $9.91             $9.56         $9.47        $9.17       $ 9.89

Ratios/supplemental data
Net assets, end of period (in thousands)              $100,710          $101,549      $103,685      $92,351      $97,578
Ratio of expenses to average daily net assets(b)          .77%              .77%          .75%         .74%         .75%
Ratio of net investment income (loss)
    to average daily net assets                          4.90%             5.63%         6.82%        6.71%        6.65%
Portfolio turnover rate
   (excluding short-term securities)                      223%               98%           83%          50%          22%
Total return(c)                                          8.65%             6.88%         9.94%        (.25%)       3.52%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
32   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

International Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $10.97            $13.29        $21.82       $19.04       $18.33
Income from investment operations:
Net investment income (loss)                               .12               .06           .10          .13          .18
Net gains (losses) (both realized and unrealized)        (2.22)            (2.29)        (5.11)        3.13         1.32
Total from investment operations                         (2.10)            (2.23)        (5.01)        3.26         1.50
Less distributions:
Dividends from net investment income                      (.10)             (.09)         (.10)        (.12)        (.17)
Distributions from realized gains                           --                --         (3.42)        (.36)        (.62)
Total distributions                                       (.10)             (.09)        (3.52)        (.48)        (.79)
Net asset value, end of period                          $ 8.77            $10.97        $13.29       $21.82       $19.04

Ratios/supplemental data
Net assets, end of period (in thousands)              $158,630          $223,649      $299,920     $379,213     $283,001
Ratio of expenses to average daily net assets(b)         1.05%             1.02%         1.00%        1.02%        1.05%
Ratio of net investment income (loss)
    to average daily net assets                          1.25%              .57%          .59%         .60%        1.01%
Portfolio turnover rate
   (excluding short-term securities)                       91%              224%          209%         124%          67%
Total return(c)                                        (19.15%)          (16.83%)      (26.76%)      17.44%        8.27%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

Managed Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $13.73            $16.02        $23.56       $20.08       $19.81
Income from investment operations:
Net investment income (loss)                               .24               .22           .36          .40          .41
Net gains (losses) (both realized and unrealized)        (2.36)            (2.28)        (6.62)        3.69         1.49
Total from investment operations                         (2.12)            (2.06)        (6.26)        4.09         1.90
Less distributions:
Dividends from net investment income                      (.24)             (.23)         (.34)        (.40)        (.41)
Distributions from realized gains                           --                --          (.94)        (.21)       (1.22)
Total distributions                                       (.24)             (.23)        (1.28)        (.61)       (1.63)
Net asset value, end of period                          $11.37            $13.73        $16.02       $23.56       $20.08

Ratios/supplemental data
Net assets, end of period (in thousands)              $352,520          $474,576      $588,084     $826,549     $685,154
Ratio of expenses to average daily net assets(b)          .75%              .74%          .72%         .72%         .74%
Ratio of net investment income (loss)
    to average daily net assets                          2.06%             1.48%         1.73%        1.87%        2.23%
Portfolio turnover rate
   (excluding short-term securities)                      183%              100%           69%          63%          96%
Total return(c)                                        (15.46%)          (12.91%)      (27.93%)      20.79%       10.52%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
33   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Money Market Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                     $1.00             $1.00         $1.00        $1.00        $1.00
Income from investment operations:
Net investment income (loss)                               .01               .03           .06          .05          .05
Less distributions:
Dividends from net investment income                      (.01)             (.03)         (.06)        (.05)        (.05)
Net asset value, end of period                           $1.00             $1.00         $1.00        $1.00        $1.00

Ratios/supplemental data
Net assets, end of period (in thousands)               $65,572           $69,429       $69,662      $57,143      $45,564
Ratio of expenses to average daily net assets(b)          .55%              .54%          .53%         .59%         .60%
Ratio of net investment income (loss)
    to average daily net assets                          1.07%             2.54%         5.74%        4.99%        4.72%
Total return(c)                                          1.08%             2.60%         5.89%        5.11%        4.84%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
34   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Equity Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

Common stocks (92.6%)
Issuer                                              Shares           Value(a)

Aerospace & defense (1.6%)
DRS Technologies                                   314,900(b)      $8,820,349

Banks and savings & loans (1.3%)
New York Community
   Bancorp                                         207,300          7,197,456

Building materials & construction (1.0%)
Fluor                                              156,500          5,410,205

Chemicals (2.7%)
Rohm & Haas                                        236,700          7,837,137
Sigma-Aldrich                                      138,000          6,875,160
Total                                                              14,712,297

Communications equipment & services (0.5%)
Flextronics Intl                                   313,600(b,c)     2,744,000

Computer software & services (7.9%)
Adaptec                                          1,447,700(b)       9,902,268
Adobe Systems                                      400,400         13,837,824
Advent Software                                    571,000(b)       7,188,890
Network Associates                                 365,500(b)       4,177,665
PeopleSoft                                         300,000(b,h)     4,509,000
VeriSign                                           270,900(b)       3,364,578
Total                                                              42,980,225

Computers & office equipment (9.2%)
Cisco Systems                                      191,200(b)       2,875,648
Comverse Technology                                422,700(b)       5,524,689
Dendrite Intl                                      470,900(b)       4,822,016
Fiserv                                             175,400(b)       5,163,776
Intl Business Machines                              97,300          8,260,770
Mentor Graphics                                    598,600(b)       6,237,412
Network Appliance                                  276,400(b)       3,670,592
QLogic                                             138,500(b)       6,092,615
SEI Investments                                    287,700          7,575,141
Total                                                              50,222,659

Electronics (8.4%)
Altera                                             245,300(b)       3,878,193
Integrated Circuit Systems                         232,900(b)       5,058,588
KLA-Tencor                                         199,500(b)       8,179,500
Lam Research                                       412,100(b)       5,987,813
Linear Technology                                  242,900          8,372,763
Maxim Integrated Products                          253,600          9,963,944
Xilinx                                             158,900(b)       4,301,423
Total                                                              45,742,224

Energy (0.5%)
Forest Oil                                         138,000(b)       2,867,640

Energy equipment & services (2.6%)
ENSCO Intl                                         209,900          5,331,460
Nabors Inds                                        140,900(b,c)     5,523,280
Weatherford Intl                                    78,600(b)       3,162,078
Total                                                              14,016,818

Financial services (2.2%)
Janus Capital Group                                431,400          5,996,460
Legg Mason                                         106,700          5,793,810
Total                                                              11,790,270

Food (1.5%)
Hershey Foods                                       57,100          3,725,775
Sensient Technologies                              203,300          4,492,930
Total                                                               8,218,705

Furniture & appliances (1.6%)
Black & Decker                                     211,300          8,716,125

Health care (12.4%)
American Medical
   Systems Holdings                                179,300(b)       2,845,491
Andrx Group                                        139,100(b)       2,245,074
Biomet                                             276,000          8,406,960
Cephalon                                           176,700(b)       7,216,428
Chiron                                             136,000(b)       5,552,880
Forest Laboratories                                207,600(b)      10,737,079
Gilead Sciences                                    192,000(b)       8,858,880
IDEC Pharmaceuticals                               192,500(b)       6,304,375
MedImmune                                          198,400(b)       6,997,568
Mettler-Toldeo Int'l                               160,300(b,c)     5,690,650
VISX                                               200,000(b)       3,132,000
Total                                                              67,987,385

Health care services (8.1%)
AdvancePCS                                         270,500(b)       8,131,230
Anthem                                              59,800(b)       4,104,672
Apria Healthcare Group                             364,200(b)       8,540,490
Cell Genesys                                        41,800(b)         372,856
Express Scripts Cl A                               143,400(b)       8,454,864
Inveresk Research Group                            103,300(b)       1,485,454
Mid Atlantic
   Medical Services                                200,500(b)       8,731,775
VCA Antech                                         272,100(b)       4,568,287
Total                                                              44,389,628

Industrial equipment & services (4.3%)
Clarcor                                            219,300          8,204,013
Donaldson                                          148,300          5,920,136
Harsco                                              82,700          2,850,669
Thermo Electron                                    354,260(b)       6,436,904
Total                                                              23,411,722

Insurance (0.5%)
Willis Group Holdings                               78,850(c)       2,459,332

Leisure time & entertainment (1.0%)
Harley-Davidson                                    128,000          5,688,320

Media (5.2%)
Clear Channel
   Communications                                  140,800(b)       5,506,688
Monster Worldwide                                  547,900(b)       9,188,283
New York Times Cl A                                 56,800          2,634,384
Univision
   Communications Cl A                             361,100(b)      10,934,108
Total                                                              28,263,463

Multi-industry conglomerates (2.4%)
ARAMARK Cl B                                       238,800(b)       5,482,848
Danaher                                             79,800          5,504,604
Valmont Inds                                       103,300          1,995,756
Total                                                              12,983,208

Restaurants & lodging (2.1%)
Brinker Intl                                       164,800(b)       5,232,400
Starbucks                                          255,600(b)       6,004,044
Total                                                              11,236,444

Retail (11.2%)
99 Cents Only Stores                               248,300(b)       7,314,918
American Eagle Outfitters                          515,800(b)       9,026,500
Barnes & Noble                                     142,200(b)       2,801,340
Bed Bath & Beyond                                  151,000(b)       5,966,010
CDW Computer Centers                               210,100(b)       8,958,664
Dollar General                                     502,600          7,307,804
Family Dollar Stores                               242,600          8,294,494
Talbots                                            201,400          5,770,110
TJX Companies                                      294,600          5,671,050
Total                                                              61,110,890

Transportation (1.0%)
Swift Transportation                               308,700(b)       5,593,644

Utilities -- electric (2.2%)
MDU Resources Group                                191,900          5,710,944
PNM Resources                                      294,700          6,539,393
Total                                                              12,250,337

Utilities -- gas (1.2%)
Equitable Resources                                121,500          4,668,030
Questar                                             66,500          2,008,300
Total                                                               6,676,330

Total common stocks
(Cost: $475,899,860)                                             $505,489,676

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
35   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Equity Portfolio

Preferred stocks & other (1.6%)
Issuer                                              Shares             Value(a)

Aurgin Systems                                   1,371,586(b,f,g)         $--
Bluestream Ventures LP                           2,750,000(b,e,f)     930,119
CBeyond
  Communications                                     8,990(b,f,g)          --
CBeyond
  Communications Cl B                            1,415,302(b,e,f)   1,415,302
Dia Dexus
  Cv Series C                                      477,419(b,f)     1,849,999
Fibrogen
  Cv Series E                                      668,151(b,f)     1,799,999
Marketsoft
  Cv                                               362,705(b,f)       181,353
Mars
  Cv                                             2,702,703(b,f,g)          --
  Cv Series G                                    1,428,000(b,f,g)          --
Nobex
  Series E                                       1,200,000(b,f)       840,000
Portera
  Series G                                         765,672(b,f,g)          --
Retail Exchange.com                             1,257,143(b,f,g)           --
  Warrants                                          27,947(b,f,g)          --
Therox
  Cv Series H                                      438,203(b,f)     1,752,812
Vcommerce
  Cv Series C                                     427,468(b,f)          8,549

Total preferred stocks & other
(Cost: $40,955,149)                                                $8,778,133

U.S. government agencies (2.3%)
Federal Home Loan Bank Disc Nt
       06-25-03                   1.19%         $4,900,000         $4,891,592
Federal Natl Mtge Assn Disc Nts
       05-13-03                   1.16             600,000            599,749
       05-14-03                   1.17             700,000            699,682
       05-29-03                   1.15             200,000            199,815
       06-11-03                   1.18           1,800,000          1,797,684
       07-02-03                   1.18           2,000,000          1,995,870
       07-09-03                   1.18           2,300,000          2,294,886
Total                                                              12,479,278
Commercial paper (2.8%)
Danske
       06-04-03                   1.24           3,500,000          3,495,781
Northern Rock
       07-08-03                   1.23           8,900,000(d)       8,878,677
SBC Intl
       05-06-03                   1.24           2,800,000(d)       2,799,421
Total                                                              15,173,879

Total short-term securities
(Cost: $27,653,562)                                               $27,653,157

Total investments in securities
(Cost: $544,508,571)(i)                                          $541,920,966

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
36   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Equity Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. As of April 30, 2003, the value of foreign securities represented 3.0% of net assets.

(d) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(e) The share amount for Limited Liability Companies (LLC) or Limited Partnerships (LP) represents capital contributions.

(f)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). Information concerning such security holdings at April 30, 2003, is as follows:

     Security                               Acquisition              Cost
       dates
     Aurgin Systems                          12-16-99             $3,374,102
     Bluestream Ventures LP           06-28-00 thru 02-18-03       2,610,225
     CBeyond Communications           03-23-00 thru 11-21-01       3,112,788
     CBeyond Communications CI B             11-21-02              1,415,302
     Dia Dexus
       Cv Series C                           04-03-00              3,699,997
     Fibrogen
       Cv Series E                           05-17-00              2,999,998
     Marketsoft
       Cv                                    12-11-00              1,770,000
     Mars
       Cv                                    02-17-99              5,000,000
       Cv Series G                           12-01-99              3,000,000
     Nobex
       Series E                              05-04-99              3,000,000
     Portera
       Series G                              11-10-00              2,565,001
     Retail Exchange.com                     11-29-00              4,400,001
       Warrants                              11-29-00                 --
     Therox
       Cv Series H                           09-05-00              2,015,734
     Vcommerce
       Cv Series C                           07-21-00              1,992,001

(g)  Negligible market value.

(h) At April 30, 2003, securities valued at $4,509,000 were held to cover open call options written as follows (see Note 6 to the financial statements):

     Issuer          Contracts     Exercise       Expiration       Value(a)
                                     price           date
     PeopleSoft        3,000        $17.50         May 2003         $22,500

     At April 30, 2003, cash or short-term securities were designated to cover open put options written as follows (see Note 6 to the financial statements):

     Issuer          Contracts     Exercise       Expiration       Value(a)
                                     price           date
     PeopleSoft        3,000        $15.00         May 2003        $157,500

(i) At April 30, 2003, the cost of securities for federal income tax purposes was $558,328,096 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                   $ 37,099,063
     Unrealized depreciation                                    (53,506,193)
                                                                -----------
     Net unrealized depreciation                               $(16,407,130)
                                                               ------------

--------------------------------------------------------------------------------
37   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Equity Income Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

Common stocks (97.1%)
Issuer                                              Shares           Value(a)

Aerospace & defense (1.6%)
Goodrich                                             5,118            $72,010
Rockwell Automation                                  1,950             44,460
Total                                                                 116,470

Airlines (1.7%)
AMR                                                  7,522(b)          33,774
Continental Airlines Cl B                            3,966(b)          36,170
Delta Air Lines                                      2,300             29,417
Northwest Airlines Cl A                              3,100(b)          25,513
Total                                                                 124,874

Automotive & related (2.4%)
Eaton                                                  949             77,884
General Motors                                       2,559             92,252
Total                                                                 170,136

Banks and savings & loans (4.8%)
Bank of America                                      1,900            140,696
FleetBoston Financial                                2,145             56,885
J.P. Morgan Chase                                    1,221             35,836
Washington Mutual                                    2,886            113,997
Total                                                                 347,414

Building materials & construction (2.1%)
Fluor                                                1,502             51,924
Hanson ADR                                           3,566(c)          99,919
Total                                                                 151,843

Chemicals (2.6%)
Dow Chemical                                         5,305            173,156
Imperial Chemical Inds ADR                           1,426(c)          11,978
Total                                                                 185,134

Communications equipment & services (2.5%)
Nokia ADR                                            2,250(c)          37,283
Verizon Communications                               3,766            140,773
Total                                                                 178,056

Computers & office equipment (2.4%)
Electronic Data Systems                              2,700             49,005
Hewlett-Packard                                      4,180             68,134
Pitney Bowes                                         1,614             56,668
Total                                                                 173,807

Energy (8.9%)
BP ADR                                               2,369(c)          91,301
Burlington Resources                                   350             16,209
ChevronTexaco                                        1,725            108,347
ConocoPhillips                                       1,196             60,159
Devon Energy                                           443             20,931
Kerr-McGee                                           2,637            111,044
Marathon Oil                                         4,268             97,182
Petroleo Brasileiro ADR                              3,604(c)          66,854
Unocal                                               2,490             68,973
Total                                                                 641,000

Energy equipment & services (2.5%)
Halliburton                                          1,150             24,622
McDermott Intl                                       9,351(b)          30,391
Schlumberger                                           600             25,158
Tidewater                                            3,811            102,515
Total                                                                 182,686

Financial services (10.6%)
Citigroup                                            6,472            254,025
Lehman Brothers Holdings                             3,579            225,370
MBNA                                                 5,950            112,455
Merrill Lynch                                        1,850             75,943
Morgan Stanley                                       2,135             95,541
Total                                                                 763,334

Food (1.6%)
Archer-Daniels-Midland                               3,495             38,725
SUPERVALU                                            4,793             78,940
Total                                                                 117,665

Furniture & appliances (1.5%)
Whirlpool                                            2,025            108,317

Health care (0.7%)
Schering-Plough                                      2,600             47,060

Health care services (2.7%)
PacifiCare Health Systems                            6,226(b)         198,236

Industrial equipment & services (7.5%)
Caterpillar                                          4,103            215,818
Ingersoll-Rand Cl A                                  3,551(c)         156,528
Parker-Hannifin                                      2,346             95,435
Tomkins ADR                                          5,212(c)          69,841
Total                                                                 537,622

Insurance (14.0%)
ACE                                                  3,021(c)          99,935
Hartford Financial
   Services Group                                      837             34,116
Jefferson-Pilot                                      1,721             68,995
Lincoln Natl                                         1,753             56,026
Loews                                                2,567            105,940
SAFECO                                               3,050            117,456
St. Paul Companies                                   3,531            121,255
Torchmark                                            1,719             66,611
Travelers Property
   Casualty Cl A                                    10,142            164,604
UnumProvident                                        1,850             21,275
XL Capital Cl A                                      1,892(c)         155,711
Total                                                               1,011,924

Leisure time & entertainment (1.5%)
Royal Caribbean Cruises                              5,872            109,043

Media (1.5%)
Comcast Cl A                                         1,093(b)          34,878
Donnelley (RR) & Sons                                3,595             72,475
Total                                                                 107,353

Metals (1.6%)
Alcoa                                                3,829             87,799
Martin Marietta Materials                            1,003             29,659
Total                                                                 117,458

Multi-industry conglomerates (8.6%)
Crane                                                3,101             60,563
Diebold                                              2,495             99,750
Dover                                                1,417             40,725
Eastman Kodak                                        1,786             53,419
Honeywell Intl                                       3,835             90,506
Monsanto                                             4,158             72,349
Textron                                              3,404            100,384
YORK Intl                                            4,201            100,404
Total                                                                 618,100

Paper & packaging (2.7%)
Abitibi-Consolidated                                 7,848(c)          54,936
Intl Paper                                           4,004            143,143
Total                                                                 198,079

Real estate investment trust (2.5%)
Crescent Real Estate Equities                        9,971            141,389
Starwood Hotels &
    Resorts Worldwide                                1,381             37,066
Total                                                                 178,455

Retail (1.0%)
Limited Brands                                       5,200             75,608

Transportation (2.3%)
Burlington Northern
   Santa Fe                                          5,908            166,369

Utilities -- gas (0.8%)
El Paso                                              7,500             56,250

Utilities -- telephone (4.4%)
AT&T                                                 2,251             38,380
BellSouth                                            4,700            119,802
SBC Communications                                   3,300             77,088
Sprint (FON Group)                                   7,184             82,688
Total                                                                 317,958

Total common stocks
(Cost: $7,476,555)                                                 $7,000,251

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
38   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Equity Income Portfolio

Preferred stocks (0.6%)
Issuer                                              Shares           Value(a)

Baxter Intl
   7.00% Cv                                            500            $22,065
Xerox
   7.50% Cv                                            300(d)          19,838

Total preferred stocks
(Cost: $40,000)                                                       $41,903

Total investments in securities
(Cost: $7,516,555)(e)                                              $7,042,154

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. As of April 30, 2003, the value of foreign securities represented 11.7% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e) At April 30, 2003, the cost of securities for federal income tax purposes was $7,621,060 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                      $ 364,721
     Unrealized depreciation                                       (943,627)
                                                                   --------
     Net unrealized depreciation                                  $(578,906)
                                                                  ---------

--------------------------------------------------------------------------------
39   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Government Securities Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)
Bonds (98.7%)
Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Mortgage-backed securities (49.6%)
Federal Home Loan Mtge Corp
       06-01-12                   7.00%            $39,479            $42,210
       01-01-13                   6.00             124,567            130,509
       07-01-17                   6.00             179,128            187,156
       03-01-22                   6.00             464,029            484,676
       07-01-32                   7.00             818,967            863,734
       05-01-33                   5.50           1,000,000(b)       1,027,190
Federal Natl Mtge Assn
       06-01-10                   6.50              80,355             85,672
       04-01-13                   5.50             190,556            199,431
       07-01-13                   6.50             148,305            157,290
       06-01-14                   6.50             216,124            229,219
       09-01-14                   7.00             163,533            174,709
       01-01-15                   6.50             270,606            286,899
       03-01-15                   7.00              28,603             30,558
       05-01-17                   5.50             415,873            432,916
       06-01-17                   6.00             944,036            989,578
       04-01-18                   5.50             500,000            520,480
       05-01-18                   4.50             175,000(b)         177,242
       05-01-18                   5.00           1,000,000(b)       1,030,940
       06-01-18                   5.00             175,000(b)         179,704
       03-01-23                   9.00              17,385             19,409
       09-01-25                   7.00              42,873             45,503
       05-01-29                   7.00             182,089            192,964
       05-01-30                   8.50               8,956              9,666
       06-01-30                   8.50              11,192             12,079
       05-01-32                   6.50             398,611            416,481
       08-01-32                   6.50           1,864,724          1,948,319
       08-01-32                   7.00              73,926             78,140
       10-01-32                   6.00           1,491,277          1,554,017
       12-01-32                   6.50             303,139            316,729
       01-01-33                   6.00             296,475            308,948
       01-01-33                   7.00              67,771             71,605
       03-01-33                   6.50             732,591            765,433
       03-31-33                   5.50             250,000(b)         257,227
       04-01-33                   5.50             100,000            102,894
       04-01-33                   6.00             699,330            728,760
       07-01-33                   5.50             250,000(b)         254,765
   Collateralized Mtge Obligation
       08-25-41                   7.50             167,057            183,346
Govt Natl Mtge Assn
       05-15-17                   8.00               2,991              3,286
       07-16-18                   2.58             298,986            297,320
       10-15-27                   7.00             138,554            147,304
       10-16-27                   5.00             125,000            131,390
       07-15-28                   6.50             443,279            466,828
       03-15-31                   8.00             183,422            198,315
   Collateralized Mtge Obligation
       06-16-21                   2.75             199,521            199,529
Total                                                              15,940,370

U.S. government obligations & agencies (48.1%)
Federal Farm Credit Bank
       10-01-04                   2.38             500,000            507,120
       12-15-04                   3.88             100,000            103,817
       06-19-07                   6.75             125,000            144,353
Federal Home Loan Bank
       10-15-04                   3.63             250,000            258,084
       08-15-05                   6.88             900,000          1,003,735
Federal Home Loan Mtge Corp
       12-20-07                   3.53             450,000            461,617
       07-15-12                   5.13             250,000            268,447
       01-15-13                   4.50             800,000            817,191
Federal Natl Mtge Assn
       02-15-08                   5.75             500,000            561,158
       05-01-30                   6.00             345,000(b)         357,938
Housing Urban Development
       08-01-06                   3.45           2,000,000          2,066,995
Resolution Funding Corp
       10-15-19                   8.13             400,000            540,124
   Zero Coupon
       04-15-05                   5.66             200,000(c)         193,703
Small Business Administration Participation Ctfs
       09-01-11                   5.89             535,000            569,258
       08-01-21                   6.34             470,938            519,080
Student Loan Mtge Assn
       03-15-06                   5.25             250,000            271,415
       12-15-32                   2.25             250,000            249,708
U.S. Treasury
       09-30-04                   1.88             650,000            655,485
       05-15-05                   6.75           1,550,000          1,712,266
       11-15-05                   5.75             300,000            329,707
       11-15-05                   5.88             575,000            633,533
       11-15-06                   3.50             200,000            208,484
       08-15-07                   6.13             100,000            114,387
       02-15-15                  11.25             250,000            416,074
       05-15-17                   8.75             300,000            436,137
       08-15-23                   6.25             725,000            858,672
       11-15-24                   7.50             145,000            196,979
       08-15-27                   6.38             100,000            121,012
       08-15-28                   5.50             250,000            271,777
       11-15-28                   5.25             450,000            472,992
   Zero Coupon
       05-15-18                   5.34             150,000(c)          71,584
       08-15-20                   5.27             150,000(c)          62,063
Total                                                              15,454,895

Financial services (1.0%)
Vende Mtge Trust
   Collateralized Mtge Obligation
   Series 2003-1 Cl D
       12-15-25                   5.75             300,000            317,203
Total bonds
(Cost: $30,545,912)                                               $31,712,468

Short-term securities (9.6%)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

U.S. government agencies
Federal Home Loan Bank Disc Nt
       05-02-03                   1.23%           $500,000           $499,965
Federal Home Loan Mtge Corp Disc Nt
       05-22-03                   1.22             500,000            499,654
Federal Natl Mtge Assn Disc Nts
       05-07-03                   1.23             500,000            499,897
       06-02-03                   1.18             400,000            399,567
       06-18-03                   1.17             500,000            499,249
       07-16-03                   1.20             700,000            698,287

Total short-term securities
(Cost: $3,096,561)                                                 $3,096,619

Total investments in securities
(Cost: $33,642,473)(d)                                            $34,809,087

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
40   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Government Securities Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At April 30, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $3,259,059.

(c) For zero coupon bonds, the interest rate disclosed represents the annualized effective yield on the date of acquisition.

(d) At April 30, 2003, the cost of securities for federal income tax purposes was $33,642,473 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                     $1,184,139
     Unrealized depreciation                                        (17,525)
                                                                    -------
     Net unrealized appreciation                                 $1,166,614
                                                                 ----------

--------------------------------------------------------------------------------
41   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Income Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

Bonds (98.5%)
Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Government obligations & agencies (30.7%)
Australian Government
   (Australian Dollar)
       07-15-05                   7.50%            760,000(c)        $504,114
Canadian Government
   (Canadian Dollar)
       09-01-04                   5.00             700,000(c)         497,231
Federal Home Loan Mtge Corp
       01-15-06                   5.25           3,000,000          3,252,771
Federal Natl Mtge Assn
       03-15-11                   5.50           3,000,000          3,318,574
       02-21-13                   4.75           1,000,000          1,002,490
Federal Republic of Germany
   (European Monetary Unit)
       01-04-10                   5.38             400,000(c)         488,966
Govt of New Zealand
   (New Zealand Dollar)
       02-15-05                   6.50             900,000(c)         514,293
U.S. Treasury
       05-31-04                   3.25             920,000            940,521
       10-31-04                   2.13           1,000,000          1,012,148
       11-15-05                   5.75           2,800,000          3,077,264
       05-15-06                   4.63             780,000            840,175
       11-15-07                   3.00             520,000            527,130
       02-15-08                   3.00           1,950,000          1,970,108
       08-15-09                   6.00           2,300,000          2,662,429
       02-15-13                   3.88           3,681,000          3,685,889
       11-15-16                   7.50           1,200,000          1,580,250
       05-15-18                   9.13           1,800,000          2,713,009
       11-15-21                   8.00           1,000,000          1,402,773
       08-15-29                   6.13             400,000            472,750
       02-15-31                   5.38             520,000            567,409
Total                                                              31,030,294

Mortgage-backed securities (38.5%)
Federal Home Loan Mtge Corp
       08-01-11                   6.50             344,743            364,926
       06-01-14                   6.50           1,771,578          1,871,603
       03-01-22                   6.00           1,392,086          1,454,029
       09-01-22                   6.50             792,402            832,850
       12-01-31                   6.50           1,748,497          1,825,535
       11-01-32                   6.50             931,661(f)         972,709
       05-01-33                   5.50           1,470,000(f)       1,509,969
   Collateralized Mtge Obligation
       06-15-20                   8.00              37,045             39,557
Federal Natl Mtge Assn
       06-01-10                   6.50             241,066            257,014
       02-01-11                   6.00             499,771            526,909
       01-25-12                   3.97             481,692            493,993
       01-01-13                   4.92             388,723            401,468
       02-01-13                   4.87           1,015,000          1,056,552
       09-01-13                   6.00             633,032            665,130
       11-01-13                   6.00             666,745            700,553
       05-01-15                   5.50           2,500,000(f)       2,599,999
       01-01-17                   6.00             717,175            751,836
       12-01-17                   5.50             967,642          1,007,298
       05-01-18                   4.50             750,000(f)         759,608
       06-01-18                   5.00           2,250,000(f)       2,305,393
       07-01-18                   4.50             500,000(f)         501,560
       01-01-23                   6.50             428,877            451,519
       07-01-26                   7.00             372,205            394,434
       08-01-31                   7.50           1,132,347          1,206,692
       11-01-31                   6.50             395,449(f)         413,175
       06-01-32                   6.50             875,336            914,577
       08-01-32                   6.50             884,686            924,347
       08-01-32                   7.00           1,065,401          1,126,133
       09-01-32                   6.00             955,224            995,815
       10-01-32                   6.00           1,862,611          1,940,973
       01-01-33                   6.00           2,487,766          2,592,428
       01-01-33                   6.50             573,351            599,054
       02-01-33                   5.50             993,087          1,021,837
       03-01-33                   5.50           1,197,878(f)       1,232,541
       03-31-33                   5.50           1,000,000(f)       1,028,906
       04-01-33                   5.50           1,397,469          1,437,908
       04-01-33                   6.00             997,767          1,039,756
   Collateralized Mtge Obligation
       09-25-42                   5.00             180,000            187,088
       10-25-42                   7.50             300,000            330,563
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
       01-20-32                   0.00           1,000,000(h)         150,962
Total                                                              38,887,199

Aerospace & defense (0.4%)
Alliant Techsystems
   Company Guaranty
       05-15-11                   8.50             100,000            109,000
Northrop Grumman
       03-01-06                   7.00             250,000            278,412
Total                                                                 387,412

Airlines (0.0%)
Northwest Airlines
       02-01-20                   6.81              44,179             35,474

Automotive & related (0.4%)
DaimlerChrysler North America Holding
   Company Guaranty
       01-15-12                   7.30             100,000            113,704
Ford Motor
       10-01-28                   6.63             185,000            150,885
SPX
   Sr Nts
       01-01-13                   7.50             100,000            107,500
Total                                                                 372,089

Banks and savings & loans (2.4%)
AmSouth Bank NA
   Sub Nts
       04-01-13                   4.85             120,000            122,424
Bank of America
       01-15-11                   7.40             300,000            357,894
   Sr Nts
       01-15-13                   4.88             150,000            154,097
Banknorth Group
       05-01-08                   3.75              40,000             40,257
Development Bank of Singapore
   (U.S. Dollar)
       05-15-11                   7.13              80,000(c,d)        91,928
Wachovia
   Sr Nts
       07-15-05                   7.45             350,000            390,481
Washington Mutual
   Collateralized Mtge Obligation
   Series 2003-AR3 Cl A5
       04-25-33                   3.93             240,000            243,983
Washington Mutual Bank
       06-15-11                   6.88             500,000            576,526
Wells Fargo Bank NA
   Sub Nts
       02-01-11                   6.45             350,000            401,592
Total                                                               2,379,182

Beverages & tobacco (0.3%)
Diageo Capital
   (U.S. Dollar)
       03-20-08                   3.38             270,000(c)         269,714

Building materials & construction (1.7%)
Associated Materials
   Company Guaranty
       04-15-12                   9.75              70,000             76,650
Georgia-Pacific
   Sr Nts
       02-01-10                   8.88              55,000(d)          59,263
Masco
       05-03-04                   6.00             250,000            259,929
Nortek
   Sr Sub Nts Series B
       06-15-11                   9.88              50,000             52,000
Pulte Homes
   Sr Nts
       12-15-03                   7.00             300,000            305,354

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
42   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Income Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Building materials & construction (cont.)
Tyco Intl Group
   (U.S. Dollar) Company Guaranty
       06-15-03                   6.25%           $500,000(c)        $501,885
Weyerhaeuser
       03-15-12                   6.75             400,000            448,103
Total                                                               1,703,184

Chemicals (0.5%)
Airgas
   Company Guaranty
       10-01-11                   9.13             100,000            111,499
Allied Waste North America
   Company Guaranty Series B
       01-01-06                   7.63              95,000             98,563
   Sr Nts
       04-15-13                   7.88              25,000             26,000
Compass Minerals Group
   Company Guaranty
       08-15-11                  10.00              25,000             27,750
Dow Chemical
       02-01-11                   6.13              90,000             96,814
Millennium America
   Sr Nts
       06-15-08                   9.25              30,000(d)          32,850
Noveon
   Company Guaranty Series B
       02-28-11                  11.00              75,000             84,750
Resolution Performance
       04-15-10                   9.50              25,000(d)          26,750
Total                                                                 504,976

Communications equipment & services (1.3%)
AT&T Wireless Services
   Sr Nts
       03-01-31                   8.75             170,000            211,690
Deutsche Telekom Intl Finance
   (U.S. Dollar)
       06-15-10                   8.50             150,000(c)         180,803
DirectTV Holdings/Finance
   Sr Nts
       03-15-13                   8.38             100,000(d)         111,250
EchoStar DBS
   Sr Nts
       01-15-09                   9.13              20,000             22,500
NATG Holdings LLC/Orius Capital
   Company Guaranty Series B
       02-01-10                  12.75              75,000(b)             750
Qwest
       11-01-04                   7.20             105,000            106,050
Verizon Maryland
       03-01-12                   6.13             140,000            155,887
Verizon New England
   Sr Nts
       09-15-11                   6.50             500,000            567,024
Total                                                               1,355,954

Computers & office equipment (0.1%)
Moore North America Finance
   Sr Nts
       01-15-11                   7.88              50,000(d)          53,250

Electronics (0.1%)
L-3 Communications
   Company Guaranty
       06-15-12                   7.63              75,000             82,688

Energy (1.5%)
ConocoPhillips
       05-25-05                   8.50             200,000            225,860
Eott Energy Partners LP/Energy Finance
   Company Guaranty
       10-01-09                  11.00             100,000(b)          73,000
Forest Oil
   Sr Nts
       06-15-08                   8.00              80,000             84,800
Grant Prideco Escrow
   Company Guaranty
       12-15-09                   9.00             120,000            131,400
Kerr-McGee
       10-15-05                   8.13             500,000            560,745
Luscar Coal
   (U.S. Dollar) Sr Nts
       10-15-11                   9.75              60,000(c)          67,800
Newfield Exploration
   Sr Sub Nts
       08-15-12                   8.38             100,000            109,000
Westport Resources
   Company Guaranty
       11-01-11                   8.25             110,000            119,900
XTO Energy
   Sr Nts
       04-15-12                   7.50              55,000             60,500
       04-15-13                   6.25              30,000(d)          31,350
Total                                                               1,464,355

Energy equipment & services (0.2%)
Key Energy Services
   Sr Nts
       03-01-08                   8.38              90,000             96,075
Progress Energy
   Sr Nts
       03-01-06                   6.75             100,000            110,304
Total                                                                 206,379

Financial services (7.4%)
American General Finance
   Sr Nts
       11-01-03                   5.75             500,000            510,781
Bear Stearns Commercial Mtge Securities
   Series 2003-T10 Cl A1
       03-13-40                   4.00             410,000            415,445
Citibank Credit Card Issuance Trust
   Series 2003-A3 Cl A3
       03-10-10                   3.10             300,000            298,578
Citigroup
       02-01-08                   3.50             620,000            625,425
   Sub Nts
       10-01-10                   7.25             790,000            936,536
Credit Suisse First Boston USA
       01-15-12                   6.50             160,000            177,763
GMAC
       09-15-11                   6.88             780,000            794,965
Greenwich Capital Commercial Funding
   Series 2002-C1 Cl A4
       01-11-35                   4.95             460,000            475,342
Household Finance
       10-15-11                   6.38             310,000            339,528
HSBS Holdings
   (U.S. Dollar) Sub Nts
       12-12-12                   5.25             250,000(c)         260,104
Intl Finance
   (U.S. Dollar)
       04-15-08                   3.00             400,000(c)         400,580
John Hancock Financial Services
   Sr Nts
       12-01-08                   5.63             200,000            214,760
LaBranche
   Sr Sub Nts
       03-02-07                  12.00              40,000             43,800
LB-UBS Commercial Mtge Trust
   Series 2002-C4 Cl A4
       09-15-26                   4.56             250,000            256,672
Lehman Brothers Holdings
       01-22-08                   4.00              40,000             41,021
MBNA Credit Card Master Note Trust
   Series 2003-A1 Cl A1
       07-15-10                   3.30             155,000            155,561
Merrill Lynch
       11-15-07                   4.00             160,000            164,039
Morgan Stanley
       06-15-05                   7.75             500,000            558,661
       04-01-08                   3.63             110,000            110,890
       03-01-13                   5.30             290,000            299,547
Nissan Auto Receivables Owner Trust
   Series 2003-A Cl A4
       07-15-08                   2.61              65,000             65,418
SLM
       03-17-08                   3.63             150,000            151,122
TIAA Global Markets
   Company Guaranty
       01-22-08                   3.88             200,000(d)         204,990
Total                                                               7,501,528

Food (0.9%)
Burns Philp Capital Property
   (U.S. Dollar) Sr Sub Nts
       02-15-11                  10.75              25,000(c,d)        26,875
Del Monte
   Company Guaranty Series B
       05-15-11                   9.25              50,000             54,063

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
43   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Income Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount
Food (cont.)
General Mills
       02-15-12                   6.00%           $250,000           $274,582
Kellogg
   Series B
       04-01-11                   6.60             150,000            171,254
Kraft Foods
       11-01-11                   5.63             350,000            365,886
Total                                                                 892,660

Health care services (0.2%)
AmerisourceBergen
   Sr Nts
       11-15-12                   7.25             100,000(d)         107,500
Omnicare
   Company Guaranty Series B
       03-15-11                   8.13              83,000             90,470
Paracelsus Healthcare Escrow
   Sr Sub Nts
       08-15-06                     --             350,000(b,e,g)          --
Total                                                                 197,970

Industrial equipment & services (0.1%)
Joy Global
   Company Guaranty Series B
       03-15-12                   8.75              75,000             81,000

Insurance (0.5%)
ASIF Global Financing
       01-17-13                   4.90             200,000(d)         205,060
MetLife
       05-15-05                   3.91             150,000            155,458
Prudential Funding LLC
       05-15-08                   6.60              30,000(d)          33,917
Travelers Property Casualty
       03-15-13                   5.00             130,000(d)         131,269
Total                                                                 525,704

Leisure time & entertainment (0.8%)
AOL Time Warner
   Company Guaranty
       05-01-12                   6.88             190,000            207,234
       05-01-32                   7.70             100,000            111,357
Choctaw Resort Development Enterprises
   Sr Nts
       04-01-09                   9.25             100,000            107,000
United Artists Theatre
       07-01-15                   9.30              78,100             73,414
Viacom
   Company Guaranty
       05-15-11                   6.63             250,000            288,005
Total                                                                 787,010

Media (1.9%)
American Media Operation
   Company Guaranty Series B
       05-01-09                  10.25              60,000             65,100
CanWest Media
   (U.S. Dollar) Sr Nts
       04-15-13                   7.63              75,000(c,d)        78,188
Comcast
       03-15-11                   5.50             190,000            195,438
Comcast Cable Communications
       11-15-08                   6.20             300,000            330,593
Corus Entertainment
   (U.S. Dollar) Sr Sub Nts
       03-01-12                   8.75              55,000(c)          59,125
CSC Holdings
   Sr Nts
       07-15-08                   7.25             100,000            103,000
Hollinger Intl Publishing
   Sr Nts
       12-15-10                   9.00              90,000(d)          96,300
Lamar Media
   Sr Sub Nts
       01-01-13                   7.25              60,000(d)          63,000
Mediacom Broadband LLC
   Company Guaranty
       07-15-13                  11.00              65,000             73,938
Nexstar Finance LLC
   Company Guaranty
       04-01-08                  12.00              50,000             56,313
Quebecor Media
   (U.S. Dollar) Sr Nts
       07-15-11                  11.13              50,000(c)          56,750
Quebecor World
   Company Guaranty
       01-15-07                   7.25             500,000            533,686
Radio One
   Company Guaranty Series B
       07-01-11                   8.88              50,000             55,000
Sinclair Broadcast Group
   Company Guaranty
       03-15-12                   8.00              50,000             52,750
Sun Media
   (U.S. Dollar) Sr Nts
       02-15-13                   7.63              65,000(c,d)        69,235
Total                                                               1,888,416

Miscellaneous (0.4%)
EOP Operating LP
   Sr Nts
       07-15-11                   7.00             200,000            227,463
ERP Operating LP
       04-01-13                   5.20             130,000            132,166
Natl Waterworks
   Sr Sub Nts
       12-01-12                  10.50              50,000(d)          54,500
Total                                                                 414,129

Multi-industry conglomerates (1.6%)
ARAMARK Services
   Company Guaranty
       12-01-06                   7.10             500,000            540,856
Fisher Scientific Intl
   Sr Sub Nts
       05-01-12                   8.13              75,000(d)          80,625
General Electric
       02-01-13                   5.00             715,000            738,717
General Electric Capital
       06-15-12                   6.00             200,000            220,900
Vivendi Universal
   (U.S. Dollar) Sr Nts
       04-15-10                   9.25              35,000(c,d)        39,262
Total                                                               1,620,360

Paper & packaging (0.3%)
Ball
   Company Guaranty
       12-15-12                   6.88              60,000             63,000
Cascades
   (U.S. Dollar) Sr Nts
       02-15-13                   7.25              85,000(c,d)        89,675
Domtar
   (U.S. Dollar)
       10-15-11                   7.88              20,000(c)          23,631
Owens-Brockway Glass
       05-15-11                   7.75              40,000(d,f)        41,162
Stone Container
   Sr Nts
       02-01-08                   9.25              50,000             55,250
Total                                                                 272,718

Restaurants & lodging (0.1%)
Hilton Hotels
       12-01-12                   7.63              45,000             47,250
Park Place Entertainment
   Sr Sub Nts
       05-15-11                   8.13              50,000             52,875
Total                                                                 100,125

Retail (0.6%)
Flooring America
   Company Guaranty
       10-15-07                   9.25             185,000(b)              19
Kroger
   Sr Nts
       07-15-06                   8.15             500,000            569,781
Remington Arms
   Company Guaranty
       02-01-11                  10.50              35,000(d)          37,800
Total                                                                 607,600

Transportation (0.7%)
Canadian Natl Railways
   (U.S. Dollar)
       10-15-11                   6.38             250,000(c)         282,471
CSX
       03-15-11                   6.75             200,000            226,750
Interpool
       08-01-07                   7.35              75,000             71,719
Union Pacific
       01-15-11                   6.65             120,000            136,108
Total                                                                 717,048

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
44   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Income Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Utilities -- electric (2.1%)
Carolina Power & Light
       07-15-12                   6.50%            $30,000            $33,967
Cincinnati Gas & Electric
       09-15-12                   5.70              40,000             42,521
Cleveland Electric Illuminating
       1st Mtge Series B
       05-15-05                   9.50             250,000            250,495
Consumers Energy
       1st Mtge
       04-15-08                   4.25              90,000(d)          90,727
Duke Energy
       03-05-08                   3.75             100,000(d)         100,883
Florida Power
       1st Mtge
       03-01-13                   4.80             300,000            304,125
FPL Group Capital
       04-11-06                   3.25              60,000             60,133
Peabody Energy
   Sr Nts
       03-15-13                   6.88             100,000(d)         103,625
Virginia Electric & Power
   Sr Nts Series A
       03-31-06                   5.75             500,000            540,057
WPD Holdings
   (U.S. Dollar)
       12-15-07                   6.88             500,000(c,d)       527,254
Xcel Energy
   Sr Nts
       12-01-10                   7.00              40,000             44,000
Total                                                               2,097,787

Utilities -- gas (0.9%)
ANR Pipeline
   Sr Nts
       03-15-10                   8.88              80,000(d)          89,200
Columbia Energy Group
   Series E
       11-28-10                   7.32             500,000            551,388
Northwest Pipeline
   Sr Nts
       03-01-10                   8.13              15,000(d)          16,350
Southern Natural Gas
   Sr Nts
       03-15-10                   8.88             100,000(d)         112,000
Transcontinental Gas Pipeline
   Series B
       08-15-11                   7.00             100,000            101,500
Total                                                                 870,438

Utilities -- telephone (1.9%)
AT&T
   Sr Nts
       11-15-06                   7.00             265,000            284,170
British Telecom
   (U.S. Dollar)
       12-15-10                   8.38             250,000(c)         307,695
Citizens Communications
   Sr Nts
       08-15-08                   7.63             150,000            175,255
France Telecom
   (U.S. Dollar)
       03-01-11                   9.25              60,000(c)          73,378
Nextel Communications
   Sr Nts
       02-01-11                   9.50              50,000             54,625
SBC Communications
       03-15-11                   6.25             150,000            167,335
Sprint Capital
       03-15-12                   8.38              80,000             89,000
Telus
   (U.S. Dollar)
       06-01-07                   7.50             140,000(c)         155,400
Vodafone Group
   (U.S. Dollar)
       02-15-10                   7.75             500,000(c)         603,684
Total                                                               1,910,542

Total bonds
(Cost: $96,083,504)                                               $99,217,185

Common stocks (--%)
Issuer                                              Shares            Value(a)
Davel Communications                                16,045(b)            $160
Stellex Aerostructures                                  54(b,g)            --

Total common stocks
(Cost: $115,789)                                                         $160

Preferred stocks (0.2%)
Issuer                                              Shares           Value(a)
Century Maintenance Supply
   13.25% Pay-in-kind Series C                       1,873(i)        $159,205
Intermedia Communications
   Pay-in-kind Series B                                 --(b,i)            31
Pegasus Satellite
   Cm Series B                                          --(b)             105

Total preferred stocks
(Cost: $141,327)                                                     $159,341

Short-term securities (10.1%)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

U.S. government agencies (9.4%)
Federal Home Loan Mtge Corp Disc Nt
       06-30-03                   1.18%         $3,000,000         $2,994,249
Federal Natl Mtge Assn Disc Nts
       05-21-03                   1.23             300,000            299,805
       05-28-03                   1.18           2,400,000          2,397,797
       06-02-03                   1.18           1,100,000          1,098,810
       06-25-03                   1.19           1,200,000          1,197,941
       07-16-03                   1.20           1,500,000          1,496,327
Total                                                               9,484,929
Commercial paper (0.7%)
CXC
       06-20-03                   1.26             700,000(j)         698,751

Total short-term securities
(Cost: $10,183,421)                                               $10,183,680

Total investments in securities
(Cost: $106,524,041)(k)                                          $109,560,366

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
45   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Income Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in the currency indicated. As of April 30, 2003, the value of foreign securities represented 6.1% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). Information concerning such security holdings at April 30, 2003, is as follows:

     Security                               Acquisition                Cost
                                               date
     Paracelsus Healthcare Escrow
        Sr Sub Nts 2006                      11-16-01                   $--

(f) At April 30, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $11,308,346.

(g)  Negligible market value.

(h) Interest-only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest-only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing of future cash flows as of April 30, 2003.

(i) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(j) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(k) At April 30, 2003, the cost of securities for federal income tax purposes was $106,566,383 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                     $3,415,906
     Unrealized depreciation                                       (421,923)
                                                                   --------
     Net unrealized appreciation                                 $2,993,983
                                                                 ----------

--------------------------------------------------------------------------------
46   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
International Equity Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

Common stocks (95.3%)(c)
Issuer                                              Shares           Value(a)
Australia (2.7%)

Banks and savings & loans (1.9%)
Australia & New Zealand
   Banking Group                                   265,100         $3,092,792

Retail (0.8%)
Woolworths                                         149,499          1,208,267

Finland (2.7%)

Communications equipment & services (1.9%)
Nokia                                              174,047          2,944,626

Paper & packaging (0.8%)
Stora Enso                                         116,843          1,270,065

France (6.6%)

Automotive & related (0.9%)
PSA Peugeot Citroen                                 29,800          1,394,791

Banks and savings & loans (2.4%)
BNP Paribas                                         80,092          3,759,437

Energy (3.3%)
TotalFinaElf                                        40,570          5,319,946

Germany (2.6%)

Automotive & related (0.7%)
DaimlerChrysler                                     36,327          1,171,633

Communications equipment & services (1.4%)
Deutsche Telekom                                   163,940          2,191,826

Financial services (0.5%)
Deutsche Boerse                                     17,220            807,136

Hong Kong (1.9%)

Energy (1.0%)
CNOOC                                            1,174,500          1,543,601

Financial services (0.4%)
Cheung Kong                                        124,000            685,263

Utilities -- gas (0.5%)
Hong Kong and China Gas                            610,000            719,575

Ireland (0.1%)

Building materials & construction
CRH                                                 15,133            232,385

Italy (2.0%)

Energy
Eni                                                226,226          3,224,020

Japan (18.8%)

Automotive & related (1.5%)
Nissan Motor                                       140,000          1,074,124
Toyota Motor                                        65,000          1,471,575
Total                                                               2,545,699

Banks and savings & loans (1.1%)
Mitsubishi Tokyo Financial Group                       246            833,339
Mitsui Fudosan                                     170,000            915,143
Total                                                               1,748,482

Chemicals (0.6%)
Shin-Etsu Chemical                                  29,300            877,083

Communications equipment & services (1.2%)
NTT DoCoMo                                             911          1,879,138

Computers & office equipment (1.1%)
Canon                                               44,000          1,778,300

Electronics (2.2%)
Hitachi                                            112,000            373,772
Hitachi Maxell                                      24,700            377,770
Keyence                                              6,050            972,484
Rohm                                                 8,000            824,417
Sharp                                               26,000            272,514
Tokyo Electron                                      22,200            832,081
Total                                                               3,653,038

Financial services (0.8%)
Nomura Holdings                                    100,000            990,274
Sumitomo Trust & Banking                            92,000            260,741
Total                                                               1,251,015

Furniture & appliances (0.7%)
Matsushita
   Electric Industrial                             130,000          1,035,553

Health care (0.8%)
Chugai Pharmaceutical                              125,900          1,319,596

Health care services (0.8%)
Yamanouchi Pharmaceutical                           47,800          1,206,423

Household products (0.8%)
Kao                                                 66,000          1,203,673

Industrial equipment & services (0.7%)
Amada                                               91,000            214,414
SMC                                                 11,200            843,334
Total                                                               1,057,748

Insurance (0.7%)
Millea Holdings                                        160          1,038,403

Media (0.3%)
Dentsu                                                  88            261,949
Sony                                                 9,100            221,281
Total                                                                 483,230

Multi-industry conglomerates (0.8%)
Mitsubishi                                         100,000            594,499
Sumitomo Chemical                                  250,000            677,093
Total                                                               1,271,592

Paper & packaging (0.7%)
Nippon Unipac Holding                                  350          1,124,015

Retail (0.6%)
Seven-Eleven Japan                                  39,000            928,727

Textiles & apparel (0.6%)
Asahi Glass                                        190,000          1,011,655

Transportation (1.5%)
East Japan Railway                                     378          1,711,555
Yamato Transport                                    56,000            626,396
Total                                                               2,337,951

Utilities -- electric (0.9%)
Tokyo Electric Power                                69,000          1,400,134

Utilities -- telephone (0.4%)
Nippon Telegraph & Telephone                           189            662,435

Luxembourg (1.2%)

Metals
Arcelor                                            165,598(b)       1,873,947

Mexico (1.0%)

Financial services
Grupo Financiero BBVA
   Bancomer Cl B                                 1,771,265(b)       1,538,584

Netherlands (3.0%)

Food (1.9%)
Unilever                                            47,748          3,008,039

Insurance (1.1%)
ING Groep                                          106,767          1,733,662

Portugal (1.1%)

Utilities -- telephone
Portugal Telecom                                   252,073          1,803,220

Singapore (1.1%)

Banks and savings & loans (0.4%)
United Overseas Bank                               100,000            585,718

Transportation (0.7%)
Keppel                                             489,000          1,228,283

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
47   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

International Equity Portfolio

Issuer                                              Shares           Value(a)

South Korea (0.6%)

Communications equipment & services
SK Telecom                                           6,580           $915,243

Spain (5.0%)

Banks and savings & loans (1.7%)
Banco Santander
   Central Hispano                                 338,168          2,656,865

Beverages & tobacco (1.6%)
Altadis                                            100,520          2,591,366

Utilities -- electric (1.7%)
Endesa                                             188,210          2,669,640

Sweden (2.0%)

Furniture & appliances (1.1%)
Electrolux Cl B                                     87,544          1,642,848

Industrial equipment & services (0.9%)
Atlas Copco Cl A                                    61,670          1,496,570

Switzerland (11.1%)

Banks and savings & loans (2.5%)
UBS                                                 82,910          3,933,686

Building materials & construction (0.6%)
Holcim Cl B                                          4,884            916,448

Chemicals (0.3%)
Syngenta                                            10,487            541,245

Food (2.2%)
Nestle                                              17,272          3,521,129

Health care (3.9%)
Novartis                                           157,122          6,197,764

Insurance (1.6%)
Swiss Reinsurance                                   37,910          2,476,463

Taiwan (1.1%)

Banks and savings & loans (0.6%)
Chinatrust Financial
   Holding                                       1,145,000(b)         893,402

Electronics (0.5%)
Taiwan Semiconductor Mfg                           656,000            899,507

United Kingdom (30.7%)

Airlines (0.2%)
easyJet                                             99,410(b)         300,287

Banks and savings & loans (4.7%)
Lloyds TSB Group                                   187,413          1,232,578
Royal Bank of
   Scotland Group                                  235,154          6,167,453
Total                                                               7,400,031

Communications equipment & services (0.8%)
mm02                                             1,497,694(b)       1,334,483

Energy (4.1%)
BP                                               1,023,688          6,487,177

Financial services (2.9%)
HSBC Holdings                                      414,712          4,543,589

Food (0.7%)
Compass Group                                      224,544          1,033,568

Health care (6.2%)
GlaxoSmithKline                                    363,399          7,283,266
Smith & Nephew                                     384,933          2,567,003
Total                                                               9,850,269

Household products (1.2%)
Reckitt Benckiser                                  109,608          1,933,123

Leisure time & entertainment (1.2%)
Carnival                                            75,692          1,889,636

Media (2.4%)
British Sky
   Broadcasting Group                              191,446(b)       1,984,272
Reed Elsevier                                      232,529          1,854,482
Total                                                               3,838,754

Multi-industry conglomerates (0.6%)
Unilever                                            94,430            928,175

Retail (2.0%)
Marks & Spencer Group                              408,130          1,901,438
Tesco                                              408,689          1,293,311
Total                                                               3,194,749

Utilities -- gas (0.7%)
Centrica                                           405,803          1,078,256

Utilities -- telephone (3.1%)
Vodafone Group                                   2,466,089          4,867,665

Total common stocks
(Cost: $157,239,151)                                             $151,182,644

Short-term securities (3.9%)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

U.S. government agencies (2.8%)
Federal Home Loan Mtge Corp Disc Nts
       05-15-03                   1.23%           $500,000           $499,770
       05-29-03                   1.22             500,000            499,552
Federal Natl Mtge Assn Disc Nts
   05-07-03                       1.23           1,000,000            999,794
   05-21-03                       1.23           1,500,000          1,499,028
   05-28-03                       1.23             500,000            499,575
   06-04-03                       1.18             500,000            499,426
Total                                                               4,497,145

Commercial paper (1.1%)
General Electric Capital
   05-01-03                       1.37           1,100,000          1,099,958
Morgan Stanley
   06-13-03                       1.25             600,000            599,083
Total                                                               1,699,041

Total short-term securities
(Cost: $6,196,147)                                                 $6,196,186

Total investments in securities
(Cost: $163,435,298)(d)                                          $157,378,830

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) At April 30, 2003, the cost of securities for federal income tax purposes was $166,465,608 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                   $  6,995,578
     Unrealized depreciation                                    (16,082,356)
                                                                -----------
     Net unrealized depreciation                               $ (9,086,778)
                                                               ------------

--------------------------------------------------------------------------------
48   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Managed Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

Common stocks (66.5%)
Issuer                                              Shares           Value(a)

Aerospace & defense (1.5%)
Boeing                                              89,000         $2,427,920
United Technologies                                 46,000          2,843,260
Total                                                               5,271,180

Airlines (1.3%)
AMR                                                256,800(b)       1,153,032
Continental Airlines Cl B                          137,100(b)       1,250,352
Delta Air Lines                                     88,400          1,130,636
Northwest Airlines Cl A                            119,700(b)         985,131
Total                                                               4,519,151

Banks and savings & loans (5.4%)
Bank of America                                     55,600          4,117,180
FleetBoston Financial                              108,000          2,864,160
J.P. Morgan Chase                                   62,500          1,834,375
Wachovia                                            85,000          3,247,850
Washington Mutual                                  175,000          6,912,500
Total                                                              18,976,065

Building materials & construction (1.6%)
Cemex ADR                                          138,900(c)       3,173,865
Hanson ADR                                          83,500(c)       2,339,670
Total                                                               5,513,535

Chemicals (3.2%)
Air Products & Chemicals                            83,700          3,604,959
Dow Chemical                                       139,200          4,543,488
du Pont (EI) de Nemours                             41,400          1,760,742
Waste Management                                    65,100          1,413,972
Total                                                              11,323,161

Communications equipment & services (2.8%)
Flextronics Intl                                   175,000(b,c)     1,531,250
Nokia ADR                                          151,000(c)       2,502,070
Tellabs                                            135,000(b)         834,300
Verizon Communications                             137,000          5,121,060
Total                                                               9,988,680

Computers & office equipment (2.5%)
Computer Associates Intl                           125,000          2,030,000
Hewlett-Packard                                    211,000          3,439,300
Intl Business Machines                              39,600          3,362,040
Total                                                               8,831,340

Electronics (0.4%)
Taiwan
   Semiconductor Mfg ADR                           180,000(c)       1,506,600

Energy (4.7%)
Anadarko Petroleum                                  35,000          1,554,000
BP ADR                                             107,800(c)       4,154,612
Burlington Resources                                13,900            643,709
ChevronTexaco                                       70,800          4,446,948
ConocoPhillips                                      60,810          3,058,743
Petroleo Brasileiro ADR                            145,000(c)       2,689,750
Total                                                              16,547,762

Energy equipment & services (2.1%)
Baker Hughes                                        80,000          2,240,000
Halliburton                                         30,800            659,428
Schlumberger                                        20,700            867,951
Transocean                                         182,000          3,467,100
Total                                                               7,234,479

Financial services (8.6%)
Capital One Financial                               90,000          3,768,300
Citigroup                                          247,300          9,706,525
Fannie Mae                                          60,400          4,372,356
Lehman Brothers Holdings                           123,100          7,751,607
Merrill Lynch                                       71,300          2,926,865
Morgan Stanley                                      47,000          2,103,250
Total                                                              30,628,903

Food (0.3%)
Sara Lee                                            67,100          1,125,938

Furniture & appliances (0.7%)
Whirlpool                                           45,800          2,449,842

Health care (0.9%)
Baxter Intl                                         95,000          2,185,000
Schering-Plough                                     61,900          1,120,390
Total                                                               3,305,390

Health care services (0.2%)
HCA                                                 20,400            654,840

Industrial equipment & services (4.1%)
Caterpillar                                        154,800          8,142,480
Illinois Tool Works                                 70,800          4,529,784
Parker-Hannifin                                     42,500          1,728,900
Total                                                              14,401,164

Insurance (9.2%)
ACE                                                 75,000(c)       2,481,000
American Intl Group                                 23,100          1,338,645
Chubb                                               55,500          2,935,395
Hartford Financial
   Services Group                                   30,400          1,239,104
Lincoln Natl                                        82,000          2,620,720
Loews                                              150,900          6,227,643
Travelers
   Property Casualty Cl A                          419,104          6,802,058
Travelers
   Property Casualty Cl B                            8,432            137,020
UnumProvident                                       68,100            783,150
XL Capital Cl A                                    100,000(c)       8,230,001
Total                                                              32,794,736

Leisure time & entertainment (2.1%)
AOL Time Warner                                    195,000(b)       2,667,600
Carnival                                           109,900          3,032,141
Viacom Cl B                                         41,600(b)       1,805,856
Total                                                               7,505,597

Media (1.2%)
Comcast Cl A                                       131,017(b)       4,180,752

Metals (1.6%)
Alcoa                                              159,700          3,661,921
Nucor                                               47,500          1,940,375
Total                                                               5,602,296

Multi-industry conglomerates (2.5%)
Eastman Kodak                                       48,750          1,458,113
Honeywell Intl                                     152,500          3,599,000
Tyco Intl                                          230,000(c)       3,588,000
Total                                                               8,645,113

Paper & packaging (1.9%)
Intl Paper                                         189,200          6,763,900

Real estate investment trust (0.7%)
Crescent
   Real Estate Equities                            180,000          2,552,400

Retail (2.7%)
Gap                                                145,400          2,418,002
May Dept Stores                                    137,200          2,966,264
Safeway                                             82,200(b)       1,366,164
Target                                              79,600          2,661,824
Total                                                               9,412,254

Transportation (2.3%)
Burlington Northern
   Santa Fe                                        202,200          5,693,952
Union Pacific                                       38,200          2,273,664
Total                                                               7,967,616

Utilities -- telephone (1.9%)
AT&T                                                81,700          1,392,985
BellSouth                                           91,200          2,324,688
Davel Communications                               127,996(b)           1,280
SBC Communications                                  62,200          1,452,992
Sprint (FON Group)                                 123,200          1,418,032
Total                                                               6,589,977

Total common stocks
(Cost: $256,986,560)                                             $234,292,671

Preferred stocks (0.1%)
Issuer                                              Shares           Value(a)
Century Maintenance Supply
   13.25% Pay-in-kind Series C                       3,038(e)        $258,208
Intermedia Communications
   Pay-in-kind Series B                                 --(b,e)            29
Pegasus Satellite
   Cm Series B                                           1(b)             690

Total preferred stocks
(Cost: $229,996)                                                     $258,927

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
49   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio

Bonds (23.7%)
Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Government obligations & agencies (7.2%)
Australian Government
   (Australian Dollar)
       07-15-05                   7.50%            640,000(c)        $424,517
Canadian Government
   (Canadian Dollar)
       09-01-04                   5.00             600,000(c)         426,198
Federal Home Loan Bank
       01-14-05                   4.13           3,350,000          3,496,156
Federal Home Loan Mtge Corp
       09-15-07                   3.50             800,000            822,418
       12-20-07                   3.53           1,330,000          1,364,335
       07-15-12                   5.13             800,000            859,030
Federal Natl Mtge Assn
       05-15-11                   6.00              30,000             34,162
       02-21-13                   4.75             930,000            932,316
Federal Republic of Germany
   (European Monetary Unit)
       01-04-10                   5.38             340,000(c)         415,621
Govt of New Zealand
   (New Zealand Dollar)
       02-15-05                   6.50             700,000(c)         400,006
Province of British Columbia
   (U.S. Dollar)
       10-29-08                   5.38             290,000(c)         320,293
Province of Ontario
   (U.S. Dollar)
       09-17-07                   3.50             380,000(c)         388,997
Province of Quebec
   (U.S. Dollar)
       07-17-09                   5.00             380,000(c)         408,913
U.S. Treasury
       05-31-04                   3.25              30,000             30,669
       11-15-04                   5.88             500,000            534,512
       12-31-04                   1.75             500,000            503,125
       04-30-05                   1.63             100,000            100,242
       05-15-05                   6.50             500,000            549,942
       11-15-05                   5.75             130,000            142,873
       05-15-06                   4.63              25,000             26,929
       11-15-07                   3.00             440,000            446,033
       02-15-08                   3.00           2,570,000          2,596,502
       02-15-13                   3.88           3,822,000          3,827,075
       02-15-26                   6.00             400,000            462,062
       02-15-29                   5.25           1,000,000          1,052,539
       08-15-29                   6.13           1,000,000          1,181,875
       05-15-30                   6.25             750,000(h)         903,721
       02-15-31                   5.38           1,985,000          2,165,976
United Mexican States
   (U.S. Dollar)
       01-16-13                   6.38             460,000(c)         480,470
Total                                                              25,297,507

Mortgage-backed securities (10.8%)
Federal Home Loan Mtge Corp
       09-15-05                   2.88           3,000,000          3,070,164
       07-01-15                   7.50             497,746            534,021
       10-01-22                   6.50           1,849,384          1,943,784
       11-01-22                   8.00              62,693             68,723
       08-01-24                   8.00              57,286             62,472
       04-01-32                   7.00           2,417,726          2,549,885
       09-01-32                   6.50             279,410            291,732
       05-01-33                   5.50           1,015,000(i)       1,042,598
   Collateralized Mtge Obligation
       02-25-42                   6.50             483,820            528,443
Federal Natl Mtge Assn
       06-01-10                   6.50             321,421            342,686
       08-01-11                   8.50             165,748            180,849
       11-01-12                   4.79             670,000            688,465
       03-01-17                   5.50           2,412,270          2,511,130
       06-01-17                   6.50             777,027            823,282
       11-01-17                   6.00           1,295,133          1,357,726
       05-01-18                   4.50           1,000,000(i)       1,012,810
       06-01-18                   5.00           1,510,000(i)       1,546,519
       07-01-18                   4.50             400,000(i)         401,248
       01-01-23                   6.50             994,034          1,046,513
       04-01-23                   8.50              41,115             45,045
       05-01-24                   6.00             686,515            718,879
       06-01-24                   9.00              19,581             21,815
       08-01-25                   7.50             100,111            107,157
       09-01-25                   7.00             145,797            154,739
       12-01-25                   7.00             547,909            581,512
       04-01-26                   7.00             206,189            218,503
       05-01-26                   7.50             260,001            278,050
       07-01-30                   6.00             800,000(i)         826,752
       05-01-32                   7.50           1,020,856          1,088,172
       08-01-32                   6.50             908,965            950,432
       08-01-32                   7.00             100,017            105,719
       12-01-32                   6.50           3,903,432          4,078,423
       01-01-33                   6.00           2,075,322          2,162,633
       02-01-33                   6.00             443,481            462,144
       03-31-33                   5.50             800,000(i)         823,125
       04-01-33                   5.50           2,496,204          2,568,437
       04-01-33                   6.00           1,397,767          1,456,589
       09-25-42                   5.00             150,000            155,906
   Collateralized Mtge Obligation
       01-25-12                   5.00           1,000,000          1,043,947
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
       01-20-32                   0.00             800,000(l)         120,769
Total                                                              37,971,798

Airlines (0.1%)
Continental Airlines
   Series 2001-1
       06-15-21                   6.70             232,789            199,692
Northwest Airlines
       02-01-20                   6.81              35,343             28,379
Total                                                                 228,071

Automotive & related (0.1%)
DaimlerChrysler North America Holding
       01-15-08                   4.75             140,000            144,942
Ford Motor
       02-01-29                   6.38             200,000            159,125
SPX
   Sr Nts
       01-01-13                   7.50              50,000             53,750
Total                                                                 357,817

Banks and savings & loans (0.4%)
ABN Amro North American Holding Capital
       12-08-49                   6.52             100,000(d)         110,947
AmSouth Bank NA
   Sub Nts
       04-01-13                   4.85             110,000            112,222
Bank of America
       01-15-11                   7.40             500,000            596,490
Banknorth Group
       05-01-08                   3.75              40,000             40,257
Development Bank of Singapore
   (U.S. Dollar)
       05-15-11                   7.13              70,000(c,d)        80,437
US Bank National Association Minnesota
       08-01-11                   6.38             100,000            113,864
Washington Mutual
   Collateralized Mtge Obligation
   Series 2003-AR3 Cl A5
       04-25-33                   3.93             210,000            213,485
Wells Fargo Bank NA
   Sub Nts
       02-01-11                   6.45             250,000            286,852
Total                                                               1,554,554

Beverages & tobacco (0.1%)
Diageo Capital
   (U.S. Dollar)
       11-19-07                   3.50             150,000(c)         151,682
       03-20-08                   3.38              80,000(c)          79,915
Total                                                                 231,597

Building materials & construction (0.1%)
Associated Materials
   Company Guaranty
       04-15-12                   9.75              25,000             27,375
Georgia-Pacific
   Sr Nts
       02-01-10                   8.88              30,000(d)          32,325
Nortek
   Sr Sub Nts Series B
       06-15-11                   9.88              40,000             41,600
Tyco Intl Group
   (U.S. Dollar) Company Guaranty
       02-15-11                   6.75              45,000(c)          45,000
Weyerhaeuser
       03-15-12                   6.75             100,000            112,026
Total                                                                 258,326

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
50   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount
Chemicals (0.1%)
Allied Waste North America
   Company Guaranty Series B
       01-01-06                   7.63%            $20,000            $20,750
   Sr Nts
       04-15-13                   7.88              70,000             72,800
Compass Minerals Group
   Company Guaranty
       08-15-11                  10.00              50,000             55,500
Dow Chemical
       02-01-11                   6.13             130,000            139,842
Millennium America
   Sr Nts
       06-15-08                   9.25              25,000(d)          27,375
Noveon
   Company Guaranty Series B
       02-28-11                  11.00              25,000             28,250
Resolution Performance
       04-15-10                   9.50              25,000(d)          26,750
Total                                                                 371,267

Communications equipment & services (0.4%)
AT&T Wireless Services
   Sr Nts
       03-01-11                   7.88             240,000            276,505
Deutsche Telekom Intl Finance
   (U.S. Dollar)
       06-15-10                   8.50             100,000(c)         120,535
DirectTV Holdings/Finance
   Sr Nts
       03-15-13                   8.38              50,000(d)          55,625
EchoStar DBS
   Sr Nts
       01-15-09                   9.13              20,000             22,500
NATG Holdings LLC/Orius Capital
   Company Guaranty Series B
       02-01-10                  12.75             100,000(b)           1,000
Qwest
       11-01-04                   7.20              20,000             20,200
Verizon Global Funding
       12-01-10                   7.25             100,000            116,932
Verizon Maryland
       03-01-12                   6.13             110,000            122,483
Verizon New England
   Sr Nts
       09-15-11                   6.50             400,000            453,620
Vodafone Group
   (U.S. Dollar)
       11-30-32                   6.25             160,000(c)         170,873
Total                                                               1,360,273

Computers & office equipment (--%)
Moore North America Finance
   Sr Nts
       01-15-11                   7.88              29,000(d)          30,885

Consumer finance -- personal loans (--%)
Commonwealth Edison
       02-01-08                   3.70             140,000            142,320

Electronics (--%)
L-3 Communications
   Company Guaranty
       06-15-12                   7.63              35,000             38,588

Energy (0.2%)
ConocoPhillips
   Company Guaranty
       10-15-32                   5.90             220,000            227,838
Eott Energy Partners LP/Energy Finance
   Company Guaranty
       10-01-09                  11.00             100,000(b)          73,000
FirstEnergy
   Series B
       11-15-11                   6.45             160,000            173,024
Forest Oil
   Sr Nts
       06-15-08                   8.00              45,000             47,700
Grant Prideco Escrow
   Company Guaranty
       12-15-09                   9.00              90,000             98,550
Newfield Exploration
   Sr Sub Nts
       08-15-12                   8.38              50,000             54,500
Westport Resources
   Company Guaranty
       11-01-11                   8.25              30,000             32,700
XTO Energy
   Sr Nts
       04-15-12                   7.50              30,000             33,000
       04-15-13                   6.25              20,000(d)          20,900
Total                                                                 761,212

Energy equipment & services (--%)
Key Energy Services
   Sr Nts
       03-01-08                   8.38              50,000             53,375
Progress Energy
   Sr Nts
       03-01-06                   6.75              90,000             99,273
Total                                                                 152,648

Financial services (1.7%)
American General Finance
       10-01-12                   5.38             150,000            157,001
Bear Stearns Commercial Mtge Securities
   Series 2003-T10 Cl A1
       03-13-40                   4.00             350,000            354,648
California State Teachers' Retirement System Trust
   Series 2002-C6 Cl A3
       11-20-09                   4.46             695,811(d)         717,006
Citibank Credit Card Issuance Trust
   Series 2003-A5 Cl A5
       04-07-08                   2.50             290,000            291,201
Citigroup
       02-01-08                   3.50           1,280,000          1,291,200
   Sub Nts
       10-01-10                   7.25              60,000             71,129
Credit Suisse First Boston USA
       01-15-12                   6.50             130,000            144,432
GMAC
       09-15-11                   6.88             270,000            275,180
       02-01-12                   7.00             310,000            317,622
Household Finance
       10-15-11                   6.38             320,000            350,480
HSBS Holdings
   (U.S. Dollar) Sub Nts
       12-12-12                   5.25             140,000(c)         145,658
Intl Finance
   (U.S. Dollar)
       04-15-08                   3.00             350,000(c)         350,508
John Hancock Financial Services
   Sr Nts
       12-01-08                   5.63             150,000            161,070
LaBranche
   Sr Sub Nts
       03-02-07                  12.00              25,000             27,375
Lehman Brothers Holdings
       01-22-08                   4.00              90,000             92,298
MBNA Credit Card Master Note Trust
   Series 2003-A1 Cl A1
       07-15-10                   3.30             130,000            130,471
Merrill Lynch
       11-15-07                   4.00             110,000            112,777
Morgan Stanley
       04-01-08                   3.63              90,000             90,728
       04-01-12                   6.60             240,000            271,678
       03-01-13                   5.30             150,000            154,938
Nissan Auto Receivables Owner Trust
   Series 2003-A Cl A4
       07-15-08                   2.61              60,000             60,386
SLM
       03-17-08                   3.63             120,000            120,897
TIAA Global Markets
   Company Guaranty
       01-22-08                   3.88             200,000(d)         204,990
Total                                                               5,893,673

Food (0.2%)
Burns Philp Capital Property
   (U.S. Dollar) Sr Sub Nts
       02-15-11                  10.75              25,000(c,d)        26,875
Del Monte
   Company Guaranty Series B
       05-15-11                   9.25              25,000             27,031
General Mills
       02-15-07                   5.13             150,000            161,555
       02-15-12                   6.00              20,000             21,967
Kellogg
   Series B
       04-01-11                   6.60             140,000            159,837
Kraft Foods
       11-01-11                   5.63             300,000            313,617
Total                                                                 710,882

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
51   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Health care services (--%)
AmerisourceBergen
   Sr Nts
       11-15-12                   7.25%           $100,000(d)        $107,500
Paracelsus Healthcare Escrow
   Sr Sub Nts
       08-15-06                     --           1,000,000(b,g,j)          --
Tenet Healthcare
   Sr Nts
       06-01-12                   6.50              50,000             46,750
Total                                                                 154,250

Insurance (0.1%)
ASIF Global Financing
       01-17-13                   4.90             210,000(d)         215,313
MetLife
       05-15-05                   3.91             150,000            155,458
Prudential Funding LLC
       05-15-08                   6.60              30,000(d)          33,917
Travelers Property Casualty
       03-15-13                   5.00             110,000(d)         111,074
Total                                                                 515,762

Leisure time & entertainment (0.4%)
AOL Time Warner
   Company Guaranty
       04-15-11                   6.75             150,000            162,854
       05-01-12                   6.88             230,000            250,863
Choctaw Resort Development Enterprises
   Sr Nts
       04-01-09                   9.25              50,000             53,500
United Artists Theatre
       07-01-15                   9.30             585,752            550,607
Viacom
   Company Guaranty
       05-15-11                   6.63             220,000            253,444
Total                                                               1,271,268

Media (0.3%)
American Media Operation
   Company Guaranty Series B
       05-01-09                  10.25              60,000             65,100
CanWest Media
   (U.S. Dollar) Sr Nts
       04-15-13                   7.63              25,000(c,d)        26,063
Comcast
       03-15-11                   5.50             410,000            421,733
Comcast Cable Communications
   Sr Nts
       01-30-11                   6.75              90,000             99,338
Corus Entertainment
   (U.S. Dollar) Sr Sub Nts
       03-01-12                   8.75              30,000(c)          32,250
CSC Holdings
   Sr Nts
       07-15-08                   7.25              45,000             46,350
Hollinger Intl Publishing
   Sr Nts
       12-15-10                   9.00              45,000(d)          48,150
Lamar Media
   Sr Sub Nts
       01-01-13                   7.25              30,000(d)          31,500
Mediacom Broadband LLC
   Company Guaranty
       07-15-13                  11.00              25,000             28,438
Nexstar Finance LLC
   Company Guaranty
       04-01-08                  12.00              50,000             56,313
Quebecor Media
   (U.S. Dollar) Sr Nts
       07-15-11                  11.13              25,000(c)          28,375
Radio One
   Company Guaranty Series B
       07-01-11                   8.88              50,000             55,000
Sinclair Broadcast Group
   Company Guaranty
       12-15-11                   8.75             110,000            119,350
Sun Media
   (U.S. Dollar) Sr Nts
       02-15-13                   7.63              65,000(c,d)        69,235
Susquehanna Media
   Sr Sub Nts
       04-15-13                   7.38              10,000(d)          10,425
Total                                                               1,137,620

Miscellaneous (0.1%)
EOP Operating LP
   Company Guaranty
       02-15-12                   6.75             180,000            201,466
ERP Operating LP
       04-01-13                   5.20             110,000            111,833
Natl Waterworks
   Sr Sub Nts
       12-01-12                  10.50              50,000(d)          54,500
Total                                                                 367,799

Multi-industry conglomerates (0.3%)
Fisher Scientific Intl
   Sr Sub Nts
       05-01-12                   8.13              75,000(d)          80,625
General Electric
       02-01-13                   5.00             510,000            526,917
General Electric Capital
       06-15-12                   6.00             250,000            276,125
Vivendi Universal
   (U.S. Dollar) Sr Nts
       04-15-10                   9.25              30,000(c,d)        33,653
Total                                                                 917,320

Paper & packaging (0.1%)
Ball
   Company Guaranty
       12-15-12                   6.88              60,000             63,000
Cascades
   (U.S. Dollar) Sr Nts
       02-15-13                   7.25              60,000(c,d)        63,300
Domtar
   (U.S. Dollar)
       10-15-11                   7.88              20,000(c)          23,631
Graphic Packaging
   Company Guaranty
       02-15-12                   8.63              35,000             36,750
Owens-Brockway Glass
       05-15-11                   7.75              30,000(d,i)        30,872
Stone Container
   Sr Nts
       02-01-08                   9.25              40,000             44,200
Total                                                                 261,753

Restaurants & lodging (--%)
Hilton Hotels
       12-01-12                   7.63              25,000             26,250
Park Place Entertainment
   Sr Sub Nts
       05-15-11                   8.13              60,000             63,450
Total                                                                  89,700

Retail (0.1%)
Kroger
   Company Guaranty
       06-15-12                   6.20             140,000            150,329
Remington Arms
   Company Guaranty
       02-01-11                  10.50              35,000(d)          37,800
Total                                                                 188,129

Transportation (0.2%)
Burlington North Santa Fe
       12-15-05                   6.38             140,000            154,848
Canadian Natl Railways
   (U.S. Dollar)
       10-15-11                   6.38             190,000(c)         214,679
CSX
       03-15-11                   6.75             190,000            215,412
Interpool
       08-01-07                   7.35              25,000             23,906
Union Pacific
       01-15-11                   6.65             100,000            113,423
Total                                                                 722,268

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
52   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio

Issuer                           Coupon           Principal        Value(a)
                                  rate             amount

Utilities -- electric (0.4%)
Carolina Power & Light
       07-15-12                   6.50%            $20,000            $22,645
Cincinnati Gas & Electric
       09-15-12                   5.70              40,000             42,521
Consumers Energy
       1st Mtge
       04-15-08                   4.25              80,000(d)          80,646
Dominion Resources
       02-15-08                   4.13             170,000            173,742
   Sr Nts Series B
       06-30-12                   6.25              90,000             99,161
Duke Energy
       03-05-08                   3.75              90,000(d)          90,795
       01-15-12                   6.25              90,000             98,791
Florida Power
       1st Mtge
       03-01-13                   4.80             260,000            263,576
FPL Group Capital
       04-11-06                   3.25              50,000             50,111
Midamerican Energy
       01-15-13                   5.13              80,000             82,743
NiSource Finance
   Company Guaranty
       11-15-10                   7.88             110,000            133,062
Peabody Energy
   Sr Nts
       03-15-13                   6.88              75,000(d)          77,719
Xcel Energy
   Sr Nts
       12-01-10                   7.00              40,000             44,000
Total                                                               1,259,512

Utilities -- gas (0.1%)
ANR Pipeline
   Sr Nts
       03-15-10                   8.88              30,000(d)          33,450
Northwest Pipeline
   Sr Nts
       03-01-10                   8.13              10,000(d)          10,900
Southern Natural Gas
   Sr Nts
       03-15-10                   8.88              45,000(d)          50,400
Texas Eastern Transmission
   Sr Nts
       07-15-07                   5.25              80,000             84,232
Transcontinental Gas Pipeline
   Series B
       08-15-11                   7.00              25,000             25,375
Total                                                                 204,357

Utilities -- telephone (0.3%)
AT&T
   Sr Nts
       11-15-06                   7.00             180,000            193,021
British Telecom
   (U.S. Dollar)
       12-15-10                   8.38             220,000(c)         270,771
Citizens Communications
       05-15-06                   8.50              80,000             92,681
France Telecom
   (U.S. Dollar)
       03-01-11                   9.25              50,000(c)          61,148
Mountain States Telephone & Telegraph
       06-01-05                   5.50              80,000             76,800
Nextel Communications
   Sr Nts
       02-01-11                   9.50              55,000             60,088
SBC Communications
       03-15-11                   6.25             110,000            122,712
Sprint Capital
       03-15-12                   8.38              80,000             89,000
Telus
   (U.S. Dollar)
       06-01-07                   7.50             120,000(c)         133,200
Total                                                               1,099,421

Total bonds
(Cost: $81,606,979)                                               $83,550,577

Short-term securities (11.6%)(k)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

U.S. government agencies (8.7%)
Federal Home Loan Mtge Corp Disc Nts
       05-20-03                   1.19%         $4,100,000         $4,097,289
       05-22-03                   1.22          13,000,000         12,991,007
Federal Natl Mtge Assn Disc Nts
       06-18-03                   1.17           5,000,000          4,992,493
       06-25-03                   1.19           8,400,000          8,385,587
Total                                                              30,466,376

Commercial paper (2.9%)
CXC
       06-20-03                   1.26           1,000,000(f)         998,215
General Electric Capital
       05-01-03                   1.37           3,000,000          2,999,886
Marsh & McLennan
       05-14-03                   1.20           5,400,000          5,397,480
Morgan Stanley
       06-13-03                   1.25             900,000            898,625
Total                                                              10,294,206

Total short-term securities
(Cost: $40,759,667)                                               $40,760,582

Total investments in securities
(Cost: $379,583,202)(m)                                          $358,862,757

See accompanying notes to investments in securities.
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53   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Managed Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in the currency indicated. As of April 30, 2003, the value of foreign securities represented 10.7% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(f) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(g)  Negligible market value.

(h) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

     Type of security                                           Notional amount
     Purchase contracts
     U.S. Treasury Notes, June 2003, 10-year                      $4,500,000
     Sale contracts
     Swap Futures, June 2003, 10-year                             $2,700,000
     U.S. Treasury Notes, June 2003, 5-year                        3,500,000

(i) At April 30, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $5,651,307.

(j)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). Information concerning such security holdings at April 30, 2003, is as follows:

     Security                       Acquisition date                     Cost
     Paracelsus Healthcare Escrow
     Sr Sub Nts 2006                    11-16-01                          $--

(k) At April 30, 2003, cash or short-term securities were designated to cover open call options on futures written as follows (see Note 6 to the financial statements):

     Issuer                       Notional    Exercise   Expiration   Value(a)
                                   amount       price       date
     U.S. Treasury Bond 20-year  $1,000,000    $117.00    July 2003    $3,281

     At April 30, 2003, cash or short-term securities were designated to cover open put options on futures written as follows (see Note 6 to the financial statements):

     Issuer                       Notional    Exercise   Expiration   Value(a)
                                   Amount       price       date
     U.S. Treasury Bond 20-year  $1,000,000    $106.00    July 2003    $1,563

(l) Interest-only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest-only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing of future cash flows as of April 30, 2003.

(m) At April 30, 2003, the cost of securities for federal income tax purposes was $381,917,099 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                   $ 11,528,964
     Unrealized depreciation                                    (34,583,306)
                                                                -----------
     Net unrealized depreciation                               $(23,054,342)
                                                               ------------

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54   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Money Market Portfolio

April 30, 2003
(Percentages represent value of investments compared to net assets)

U.S. government agencies (3.1%)
Issuer                         Annualized          Amount            Value(a)
                              yield on date      payable at
                               of purchase        maturity

Federal Home Loan Bank Disc Nts
       04-08-04                   1.25%           $500,000           $500,000
       05-10-04                   1.40             500,000            500,000
Federal Natl Mtge Assn Disc Nts
       04-16-04                   1.41             500,000            500,000
       04-19-04                   1.45             500,000            500,000

Total U.S. government agencies
(Cost: $2,000,000)                                                 $2,000,000

Certificates of deposit (18.0%)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

Abbey Natl Yankee
       03-03-04                   1.29%         $1,000,000(c)        $999,873
Bank of America
       06-25-03                   1.25             500,000            500,000
Bayerische Landesbank Girozentrale Yankee
       04-16-04                   1.29             500,000            499,928
Canadian Imperial Bank Yankee
       05-02-03                   1.27             900,000            900,000
       05-08-03                   1.27           2,000,000          2,000,001
Credit Agricole Indosuez Yankee
       06-04-03                   1.27           1,000,000          1,000,000
       06-12-03                   1.24           1,700,000          1,700,000
Royal Bank of Scotland Yankee
       04-19-04                   1.34             500,000            499,927
Societe Generale Yankee
       02-26-04                   1.30           1,000,000(c)         999,917
       03-03-04                   1.31             500,000(c)         499,958
Westdeutsche Landesbank Yankee
       06-05-03                   1.27             900,000            900,000
       02-19-04                   1.36           1,300,000          1,300,000

Total certificates of deposit
(Cost: $11,799,604)                                               $11,799,604

Commercial paper (79.8%)
Issuer                         Annualized          Amount          Value(a)
                              yield on date      payable at
                               of purchase        maturity

Asset-backed (34.3%)
Alpine Securitization
       06-05-03                   1.27%         $1,500,000(b)      $1,498,148
Amsterdam Funding
       05-23-03                   1.24           1,000,000(b)         999,242
Barton Capital
       05-13-03                   1.23           1,000,000(b)         999,590
CAFCO
       05-05-03                   1.26             800,000(b)         799,888
Corporate Receivables
       06-03-03                   1.24           1,300,000(b)       1,298,522
Delaware Funding
       06-05-03                   1.23             800,000(b)         799,043
Enterprise Funding
       05-19-03                   1.23           1,000,000(b)         999,385
Fairway Finance
       05-21-03                   1.27           1,500,000(b)       1,498,942
Falcon Asset Securitization
       05-22-03                   1.26             900,000(b)         899,339
Fleet Funding
       06-11-03                   1.24           1,000,000(b)         998,588
Galaxy Funding
       06-26-03                   1.24           1,100,000(b)       1,097,878
Greyhawk Funding
       06-10-03                   1.24           1,300,000(b)       1,298,209
Kitty Hawk Funding
       05-29-03                   1.24           1,000,000(b)         999,036
Old Line Funding
       05-14-03                   1.23           2,000,000(b)       1,999,111
Park Avenue Receivables
       05-23-03                   1.26             500,000(b)         499,615
Receivables Capital
       05-27-03                   1.24             700,000(b)         699,373
       05-28-03                   1.24             500,000(b)         499,535
Sigma Finance
       07-14-03                   1.26           1,000,000(b)         997,410
       05-06-04                   1.32             500,000(b,c)       499,975
Sheffield Receivables
       06-17-03                   1.20           1,000,000(b)         998,433
Variable Funding Capital
       05-09-03                   1.25           1,100,000(b)       1,099,694
Windmill Funding
       05-23-03                   1.24           1,000,000(b)         999,242
Total                                                              22,478,198

Automotive & related (4.9%)
Toyota Motor Credit
       05-13-03                   1.23           3,200,000(b)       3,198,688

Banks and savings & loans (26.2%)
Abbey Natl North America
       05-06-03                   1.26           1,700,000          1,699,703
Bank One North America
       04-16-04                   1.28           1,000,000(c)         999,904
Credit Suisse First Boston
       06-23-03                   1.26             800,000            798,516
ING US Funding
       05-16-03                   1.25           1,700,000          1,699,115
Lloyds TSB Bank
       05-06-03                   1.26           1,700,000          1,699,703
Nordea North Finance
       05-30-03                   1.25             800,000            799,194
Northern Rock
       05-15-03                   1.25             800,000(b)         799,611
       06-09-03                   1.23           1,100,000(b)       1,098,534
       07-02-03                   1.23             800,000(b)         798,305
Societe Generale North America
       07-02-03                   1.23           1,100,000          1,097,670
Spintab
       06-18-03                   1.22           1,100,000          1,098,211
Swedbank
       06-10-03                   1.23           1,800,000          1,797,540
UBS Finance (Delaware)
       05-01-03                   1.36           2,300,000          2,300,000
Westpac Capital
       06-02-03                   1.26             500,000            499,440
Total                                                              17,185,446

Broker dealers (3.3%)
Goldman Sachs Group
       11-17-03                   1.31             500,000            496,389
Morgan Stanley
       06-13-03                   1.25           1,700,000          1,697,462
Total                                                               2,193,851

Energy (1.8%)
Chevron UK Investment
       06-02-03                   1.26           1,200,000(b)       1,198,656

Financial services (6.5%)
Southern Co Funding
       05-13-03                   1.26           1,150,000(b)       1,149,517
Verizon Network Funding
       05-28-03                   1.26           2,300,000          2,297,827
       05-29-03                   1.20             800,000            799,253
Total                                                               4,246,597

Multi-industry conglomerates (2.7%)
GE Capital Intl Funding
       05-16-03                   1.25             800,000(b)         799,583
       06-16-03                   1.24           1,000,000(b)         998,416
Total                                                               1,797,999

Total commercial paper
(Cost: $52,299,435)                                               $52,299,435

Total investments in securities
(Cost: $66,099,039)(d)                                            $66,099,039

See accompanying notes to investments in securities.

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55   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

Money Market Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(c) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on April 30, 2003.

(d) Also represents the cost of securities for federal income tax purposes at April 30, 2003.

--------------------------------------------------------------------------------
56   IDS LIFE SERIES FUND, INC. -- ANNUAL REPORT

IDS Life Series Fund, Inc.
70100 AXP Financial Center
Minneapolis, MN 55474